Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

dated as of

October 22, 2010

among

COMMUNITY BANK SYSTEM, INC.,

and

THE WILBER CORPORATION

TABLE OF CONTENTS

Page

ARTICLE I	DEFINITIONS ...	2

ARTICLE II	THE MERGER ...	8
2.1	The Merger ...	8
2.2	Merger Consideration ...	8
2.3	Effect of Merger ...	12
2.4	Dissenting Shares ...	13
2.5	Procedure to Exchange Shares ...	13
2.6	Tax Treatment ...	15
2.7	Modification of Structure ...	15

ARTICLE III	REPRESENTATIONS AND WARRANTIES OF WILBER .............................................................................................................................................................................	15
3.1	Capital Structure of Wilber ...	15
3.2	Organization, Standing and Authority of Wilber ...	15
3.3	Ownership of Wilber Subsidiaries; Capital Structure of Wilber Subsidiaries ........................................................................................................................................................................	15
3.4	Authorized and Effective Agreement ...	16
3.5	Regulatory Filings ...	17
3.6	SEC Documents; Financial Statements; Books and Records; Minute Books ........................................................................................................................................................................	17
3.7	Material Adverse Change ...	17
3.8	Absence of Undisclosed Liabilities ...	18
3.9	Absence of Certain Changes ...	18
3.10	Properties ...	19
3.11	Loans; Nonperforming and Classified Assets ...	19
3.12	Tax Matters ...	21
3.13	Employee Benefit Plans ...	22
3.14	Material Contracts ...	24
3.15	Legal Proceedings ...	24
3.16	Compliance with Laws ...	24
3.17	Labor Matters ...	25
3.18	Brokers and Finders ...	25
3.19	Insurance ...	25
3.20	Environmental Liability ...	26
3.21	Administration of Trust Accounts ...	26
3.22	Intellectual Property ...	27
3.23	Certain Information ...	27
3.24	Risk Management Instruments ...	27
3.25	Tax Treatment ...	27
3.26	Interested Party Transactions ...	27
3.27	Takeover Statutes Not Applicable; No Rights Agreement .......................................................................................................................................................................................................	28
3.28	Investment Securities ...	28
3.29	Capitalization ...	28
3.30	CRA, Anti-Money Laundering and Customer Information Security .......................................................................................................................................................................................	28
3.31	Agreements with and Examination by Banking Authorities .....................................................................................................................................................................................................	29
3.32	Ownership of CBSI Common Stock ...	29
3.33	Disclosure ...	29

i

ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF CBSI ...................................................................................................................................................................................	29
4.1	Capital Structure of CBSI ...	29
4.2	Organization, Standing and Authority of CBSI ...	30
4.3	Authorized and Effective Agreement ...	30
4.4	Regulatory Filings ...	31
4.5	SEC Documents; Financial Statements; Books and Records; Minute Books ........................................................................................................................................................................	31
4.6	Material Adverse Change ...	31
4.7	Absence of Undisclosed Liabilities ...	32
4.8	Tax Matters ...	32
4.9	Employee Benefit Plans ...	32
4.10	Legal Proceedings ...	33
4.11	Brokers and Finders ...	33
4.12	Environmental Liability ...	33
4.13	Compliance with Laws ...	33
4.14	Certain Information ...	34
4.15	Tax Treatment ...	34
4.16	Merger Consideration ...	34
4.17	Properties ...	34
4.18	CBSI Information ...	34
4.19	Agreements with and Examination by Banking Authorities .....................................................................................................................................................................................................	35

ARTICLE V	COVENANTS ...	35
5.1	Shareholders’ Meeting ...	35
5.2	Proxy Statement; Registration Statement ...	35
5.3	Applications ...	36
5.4	Best Efforts ...	37
5.5	Investigation and Confidentiality ...	38
5.6	Press Releases and Other Public Disclosures ...	39
5.7	Actions Pending the Merger ...	39
5.8	Conforming Policies ...	41
5.9	Closing ...	41
5.10	Affiliates ...	41
5.11	Employee Benefits; Directors and Management; Indemnification ...........................................................................................................................................................................................	42
5.12	Dividends; Termination of DRIP Plan ...	44
5.13	Advisory Board ...	45
5.14	Takeover Laws ...	45
5.15	No Solicitation ...	45

ARTICLE VI	CONDITIONS PRECEDENT ...	47
6.1	Conditions Precedent to Obligations of CBSI and Wilber ...	47
6.2	Conditions Precedent to Obligations of Wilber ...	48
6.3	Conditions Precedent to Obligations of CBSI ...	49

ARTICLE VII	TERMINATION, WAIVER AND AMENDMENT ..............................................................................................................................................................................................	50
7.1	Termination ...	50
7.2	Effect of Termination ...	51
7.3	Survival of Representations, Warranties and Covenants ...	51
7.4	Waiver ...	51
7.5	Amendment or Supplement ...	51
7.6	Fee and Expenses ...	52

ii

ARTICLE VIII	MISCELLANEOUS...	52
8.1	Entire Agreement ...	52
8.2	No Assignment ...	53
8.3	Alternative Structure ...	53
8.4	Notices ...	53
8.5	Captions ...	53
8.6	Counterparts ...	53
8.7	Governing Law ...	54
8.8	Waiver of Jury Trial ...	54

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made and entered into as of October 22, 2010, by and between COMMUNITY BANK SYSTEM, INC., a Delaware corporation (“CBSI”), and THE WILBER CORPORATION, a New York corporation (“Wilber”).

WHEREAS, CBSI is a bank holding company, the principal banking subsidiary of which is Community Bank, N.A., a national banking association (“Community Bank”);

WHEREAS, Wilber is a bank holding company, the principal banking subsidiary of which is Wilber National Bank, a national banking association (“Wilber Bank”);

WHEREAS, the respective Boards of Directors of CBSI and Wilber have each determined that it is in the best interests of their respective shareholders for CBSI to acquire Wilber through the merger (the “Merger”) of Wilber with and into CBSI upon the terms and subject to the conditions set forth herein, and that the Merger presents an opportunity for their respective companies and shareholders to achieve long-term strategic and financial benefits;

WHEREAS, following the consummation of the Merger, Wilber Bank, which shall become a wholly-owned subsidiary of CBSI as a result of the Merger, shall merge (the “Bank Merger”) with and into Community Bank, with Community Bank continuing as the surviving bank, pursuant to a plan of merger;

WHEREAS, in furtherance of such acquisition, the respective Boards of Directors of CBSI and Wilber have each approved this Agreement and the Merger in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the Business Corporation Law of the State of New York (the “NYBCL”) and upon the terms and conditions set forth herein;

WHEREAS, upon the consummation and effectiveness of the Merger, all of the issued and outstanding shares of common stock, par value $0.01 per share, of Wilber (“Wilber Common Stock”), other than the Dissenting Shares (as defined below), shall be converted into the right to receive shares of common stock, par value $1.00 per share, of CBSI (“CBSI Common Stock”) and/or cash, as provided in Article II of this Agreement;

WHEREAS, the parties desire to effectuate the Merger as a tax free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to the portion of merger consideration consisting of shares of CBSI Common Stock, such that the exchange of Wilber Common Stock for CBSI Common Stock and cash will not give rise to a tax recognition event for the shareholders of Wilber with respect to such portion of the merger consideration comprised of CBSI Common Stock;

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to CBSI’s willingness to enter into this Agreement, all executive officers and directors of Wilber are entering into a Voting Agreement (collectively, the “Voting Agreements”), substantially in the form attached hereto as Exhibit A;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

“Advisory Board” is defined in Section 5.13 hereof.

“Affiliates Agreement” is defined in Section 5.10 hereof.

“Agreement” is defined in the preamble hereof.

“All Cash Election” is defined in Section 2.2(a)(ii) hereof.

“All Stock Election” is defined in Section 2.2(a)(i) hereof.

“Bank Holding Company Act” shall mean the Bank Holding Company Act of 1956, as amended.

“Bank Merger” is defined in the preamble of this Agreement.

“Cash Portion” is defined in Section 2.2(a)(iii) hereof.

“CERCLA” is defined in Section 3.20(a) hereof.

“Closing Date” shall mean the date specified pursuant to Section 5.9 hereof as the date on which the parties hereto shall close the Transactions.

“CBSI” is defined in the preamble of this Agreement.

 “CBSI Common Stock” is defined in the preamble of this Agreement.

“CBSI Financial Statements” shall mean (i) the consolidated statements of condition of CBSI as of June 30, 2010, and as of December 31, 2009, 2008 and 2007 and the related consolidated statements of income, cash flows and changes in shareholders’ equity (including related notes, if any) for the six months ended June 30, 2010 and each of the three years ended December 31, 2009, 2008 and 2007, as filed by CBSI in its SEC Documents and (ii) the consolidated statements of condition of CBSI and related consolidated statements of income, cash flows and changes in shareholders’ equity (including related notes, if any) as filed by CBSI in its SEC Documents as of dates or with respect to periods ended subsequent to June 30, 2010.

“CBSI Market Price” shall mean the average closing sale price of a share of the CBSI Common Stock over the ten (10) consecutive trading days immediately prior to the Closing Date on the NYSE, as reported in The Wall Street Journal.

“Code” is defined in the preamble of this Agreement.

“Community Bank” is defined in the preamble of this Agreement.

“Commission” or “SEC” shall mean the Securities and Exchange Commission.

“Confidentiality Agreements” is defined in Section 5.5(e) hereof.

“CRA” is defined in Section 3.30 hereof.

“Delinquent Loan” is defined in Section 3.7 hereof.

“DGCL” is defined in the preamble of this Agreement.

“Dissenting Shares” is defined in Section 2.4 hereof.

“DRIP Plan” shall mean Wilber’s Dividend Reinvestment and Direct Stock Purchase Plan, as amended.

“Effective Time” is defined in Section 2.1(b) hereof.

“Election” is defined in Section 2.2(c) hereof.

“Election Deadline” is defined in Section 2.2(c) hereof.

“Election Form” is defined in Section 2.2(c) hereof.

“Election Period” is defined in Section 2.2(c) hereof.

“Environmental Law” shall mean any federal, state or local law (including any common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources or public or employee health and safety, and includes, but not limited to, CERCLA, the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801 et seq., as amended, the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq., as amended, the Clean Water Act, 33 U.S.C. Sec. 2601 et seq., as amended, the Toxic Substances Control Act, 15 U.S.C. Sec. 6901 et seq., as amended, the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Sec. 136 et seq., as amended, the Oil Pollution Act of 1990, 33 U.S.C. Sec. 2701 et seq., as amended, and the Occupational Safety and Health Act, 29 U.S.C. Sec. 6901 et seq., as amended.

“Environmental Costs and Liabilities” shall mean any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and remedial activities) arising from or under any Environmental Law or order or contract with any governmental authority or any other Person.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” is defined in Section 3.13(a) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Agent” is defined in Section 2.5 hereof.

“Exchange Ratio” shall mean:

(a)
if the CBSI Market Price is equal to or greater than $19.71, or equal to or less than $25.35, then a quotient (rounded to the nearest one-thousandth) obtained by dividing $9.50 by the CBSI Market Price;

(b)	if the CBSI Market Price is greater than $25.35, then 0.3748; and

(c)	if the CBSI Market Price is less than $19.71, then 0.4820;

“FDIA” shall mean the Federal Deposit Insurance Act.

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.

“GAAP” shall mean U.S. generally accepted accounting principles.

“Hazardous Materials” shall mean any petroleum or petroleum products, radioactive materials, asbestos containing materials, radon gas, PCBs and any other hazardous or toxic substance, material or waste which is or becomes regulated under, or defined as a “hazardous substance,” “pollutant,” “contaminant,” “toxic chemical,” “hazardous materials,” “toxic substance” or “hazardous chemical” under any Environmental Law.

“Indemnified Parties” is defined in Section 5.11(d) hereof.

“Intellectual Property” shall mean domestic and foreign letters patent, patents, patent applications, patent licenses, software licensed or owned, know-how licenses, trade names, common law and other trademarks, service marks, licenses of trademarks, trade names and/or service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications.

“IRS” shall mean the Internal Revenue Service.

“Interested Party Transaction” is defined in Section 3.26 hereof.

“Knowledge” shall mean the actual knowledge of a party’s directors or senior officers after reasonable inquiry, unless a different meaning, including, but not limited to, constructive knowledge, is expressed.

“Loan” is defined in Section 3.11(a) hereof.

“Material Adverse Effect” shall mean, with respect to any party, a material adverse effect on the business, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, or a material adverse effect on such party’s ability to consummate the Transactions; provided, however, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect on the referenced party the primary cause of which is (i) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (ii) any change in GAAP or regulatory accounting requirements applicable to banks or their holding companies generally, (iii) general changes in conditions, including interest rates, in the banking industry or in the global or United States economy or financial markets, with respect to clause (i), (ii) or (iii), to the extent that such a change does not materially affect the referenced party to a materially different extent than other similarly situated banking organizations, and (iv) any action or omission of the referenced party or any of its Subsidiaries taken with the prior written consent of the other party to this Agreement in contemplation of the Merger.

“Merger” is defined in the preamble of this Agreement.

“Merger Consideration” is defined in Section 2.2 hereof.

“Nominees” is defined in Section 5.11(c) hereof.

“NYBCL” is defined in the preamble of this Agreement.

“NYSE” shall mean the New York Stock Exchange.

“OCC” shall mean the Office of the Comptroller of Currency.

 “OREO” is defined in Section 3.11(b) hereof

“Person” shall mean an individual, corporation, partnership, bank, limited liability company, trust, association, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

“Previously Disclosed” shall mean disclosed prior to the execution hereof in (i) an SEC Document filed with the SEC subsequent to January 1, 2010 and prior to the date hereof or (ii) a letter dated of even date herewith from the party making such disclosure and delivered to the other party prior to the execution hereof. Any information disclosed by one party to the other for any purpose hereunder shall be deemed to be disclosed for all purposes hereunder provided that the relevance of the disclosed information to the Section of this Agreement in question is reasonably apparent. The inclusion of any matter in such letter shall not be deemed an admission or otherwise to imply that any such matter is material for purposes of this Agreement.

“Proxy Statement/Prospectus” shall mean the proxy statement/prospectus (or similar documents) together with any supplements thereto and related materials sent to the shareholders of Wilber to solicit their votes in connection with this Agreement and the Merger.

“Registration Statement” shall mean the registration statement under the Securities Act covering the shares of CBSI Common Stock to be issued in connection with the Merger.

“Registration Statement Effective Date” is defined in Section 5.1 hereof.

“Related Party” is defined in Section 3.26 hereof.

“Rights” shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock, and stock appreciation rights, performance units and other similar stock-based rights whether they obligate the issuer thereof to issue stock or other securities or to pay cash.

“SEC Documents” shall mean all reports and registration statements filed, or required to be filed, by a party hereto pursuant to the Securities Laws.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Laws” shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the Commission promulgated thereunder.

“Subsidiary” shall mean with respect to any party, any Person which is consolidated with such party for financial reporting purposes; provided, however, that “Subsidiary” shall not include any subsidiary trust formed for the purpose of issuing trust preferred or similar securities.

“Surviving Corporation” is defined in Section 2.1(a) hereof.

“Takeover Law” is defined in Section 5.14 hereof.

“Takeover Proposal” is defined in Section 5.15(a) hereof.

“Taxes” shall mean all taxes, however denominated, including any interest, penalties, criminal sanctions or additions to tax (including, without limitation, any underpayment penalties for insufficient estimated tax payments) or other additional amounts that may become payable in respect thereof (or in respect of a failure to file any Tax Return when and as required), imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employment taxes, withholding taxes (including withholding taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other person or entity), unemployment insurance taxes, social security (or similar) taxes, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, value added taxes, transfer taxes, profits or windfall profits taxes, licenses in the nature of taxes, estimated taxes, severance taxes, duties (custom and others), workers’ compensation taxes, premium taxes, environmental taxes (including taxes under Section 59A of the Code), disability taxes, registration taxes, alternative or add-on minimum taxes, estimated taxes, and other fees, assessments, charges or obligations of the same or of a similar nature.

“Tax Returns” shall mean all returns, reports, estimates, information statements or other written submissions, and any schedules or attachments thereto, required or permitted to be filed pursuant to the statutes, rules and regulations of any federal, state, local or foreign government Tax authority, including but not limited to, original returns and filings, amended returns, claims for refunds, information returns and accounting method change requests.

“Transaction Documents” shall mean, collectively, the Voting Agreements, the Affiliates Agreements, and certificates and other documents contemplated thereby or by this Agreement in order to consummate the Transactions.

“Transactions” shall mean the Merger of Wilber with and into CBSI, the Bank Merger, and the other transactions contemplated by this Agreement.

“USA Patriot Act” is defined in Section 3.30 hereof.

“Voting Agreements” is defined in the preamble of this Agreement.

 “Wilber” is defined in the preamble of this Agreement.

“Wilber Bank” is defined in the preamble of this Agreement.

“Wilber Common Stock” is defined in the preamble of this Agreement.

“Wilber Shareholders’ Meeting” shall mean the special meeting of the shareholders of Wilber to be called for the purpose of approving this Agreement and the Transactions.

“Wilber Financial Statements” shall mean (i) the consolidated statements of condition of Wilber as of June 30, 2010 and as of December 31, 2009, 2008 and 2007 and the related consolidated statements of income, cash flows and changes in shareholders’ equity (including related notes, if any) for the six months ended June 30, 2010, and each of the three years ended December 31, 2009, 2008 and 2007, as filed by Wilber in its SEC Documents and (ii) the consolidated statements of condition of Wilber and related consolidated statements of income, cash flows and changes in shareholders’ equity (including related notes, if any) as filed by Wilber in its SEC Documents as of dates or with respect to periods ended subsequent to June 30, 2010.

For purposes of this Agreement, the terms “Wilber,” “Wilber Bank,” “CBSI,” “Community Bank” and “Subsidiary” include all of the respective predecessors thereof (including without limitation, any previously acquired Person).

ARTICLE II

THE MERGER

2.1.           The Merger.

(a)           At the Effective Time, and upon the terms and subject to the conditions of this Agreement, Wilber shall be merged with and into CBSI, the separate existence of Wilber shall cease and CBSI shall continue as the surviving corporation.  CBSI as the surviving corporation after the Merger is hereinafter sometimes referred to as the “Surviving Corporation.”

(b)           As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the DGCL and/or the NYBCL, together with any required related documents, with the Secretary of State of the State of Delaware and the Secretary of State of the State of New York, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL and/or the NYBCL (the time of the last of such filings being the “Effective Time”).

2.2.           Merger Consideration.  Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person, each share of Wilber Common Stock issued and outstanding immediately prior to the Effective Time shall be converted at the election of the holder thereof (in accordance with the election and allocation procedures set forth in this Section 2.2) into either (i) shares of CBSI Common Stock based upon the Exchange Ratio; (ii) cash, at the rate of $9.50 for each share of Wilber Common Stock; or (iii) a combination of such shares of CBSI Common Stock and cash, as more fully set forth in Section 2.2(a)(iii) (the shares of CBSI Common Stock issuable and the cash payable in connection with the Merger sometimes being referred to as the “Merger Consideration”.

(a)           Election as to Outstanding Wilber Common Stock.  The shareholders of Wilber shall be given the following options in connection with the exchange of their Wilber Common Stock pursuant to the Merger:

(i)           At the option of each holder of Wilber Common Stock, all of such holder’s Wilber Common Stock shall be converted into the right to receive such number of shares of CBSI Common Stock equal to the number of shares of Wilber Common Stock held by such holder times the Exchange Ratio (such election, the “All Stock Election”), provided that:

(A)           Fractional shares will not be issued and cash (payable by check) will be paid in lieu thereof as provided in Section 2.2(j); and

(B)           After giving effect to Section 2.2(a)(i), (ii), and (iii), in no event shall, in the aggregate, more than eighty percent (80%) of Wilber Common Stock issued and outstanding immediately prior to the Effective Time be converted into and become shares of CBSI Common Stock; or

(ii)           At the option of each holder of Wilber Common Stock, all of such holder’s Wilber Common Stock shall be converted into the right to receive cash (payable by check) in an amount equal to the number of shares of Wilber Common Stock held by such holder times $9.50 (such election, the “All Cash Election”), provided that:

(A)           After giving effect to Section 2.2(a)(i), (ii), and (iii), in no event shall, in the aggregate, more than twenty percent (20%) of Wilber Common Stock issued and outstanding immediately prior to the Effective Time be either Dissenting Shares or be converted into and become cash; or

(iii)           At the option of each holder of Wilber Common Stock, eighty percent (80%) of such holder’s aggregate number of shares of Wilber Common Stock (the “Stock Portion”) shall be converted into the right to receive such number of shares of CBSI Common Stock equal to the number of shares of Wilber Common Stock in the Stock Portion times the Exchange Ratio, and twenty percent (20%) of such holder’s aggregate number of shares of Wilber Common Stock (the “Cash Portion”) shall be converted into the right to receive cash (payable by check) in an amount equal to the number of shares of Wilber Common Stock in the Cash Portion times $9.50 (such election, the “Mixed Election”), provided that:

(A)           Fractional shares will not be issued and cash (payable by check) will be paid in lieu thereof as provided in Section 2.2(j); and

(B)           After giving effect to Section 2.2(a)(i), (ii) and (iii), in no event shall, in the aggregate, more than eighty percent (80%) of Wilber Common Stock issued and outstanding immediately prior to the Effective Time be converted into and become shares of CBSI Common Stock;

(C)           After giving effect to Section 2.2(a)(i), (ii), and (iii), in no event shall, in the aggregate, more than twenty percent (20%) of Wilber Common Stock issued and outstanding immediately prior to the Effective Time be either Dissenting Shares or be converted into and become cash; or

(iv)           If no election is validly made by a holder by the Election Deadline pursuant to Section 2.2(d), all of such holder’s shares of Wilber Common Stock shall be converted into the right to receive CBSI Common Stock as set forth in Section 2.2(a)(i), cash as set forth in Section 2.2(a)(ii), or any combination of CBSI Common Stock and cash as determined by CBSI; provided, however, that no fractional shares shall be issued and cash will be paid in lieu thereof as provided in Section 2.2(j). Such shares of Wilber Common Stock shall be allocated by CBSI on a pro rata basis among non-electing holders based upon the number of shares of Wilber Common Stock for which an election has not been received by the Election Deadline in order to achieve the overall ratio of eighty percent (80%) of Wilber Common Stock to be converted into CBSI Common Stock and twenty percent (20%) of Wilber Common Stock to be converted into cash after taking into account Dissenting Shares.  Notice of such allocation shall be provided promptly to each holder whose shares of Wilber Common Stock are allocated pursuant to this Section 2.2(a)(iv).

(b)           Treasury Shares and Shares Held by CBSI.  Each share of Wilber Common Stock held in treasury by Wilber or owned by any Subsidiary of Wilber, CBSI or any Subsidiary of CBSI (in each case other than in a fiduciary capacity) immediately prior to the Effective Time shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto.

(c)           Procedures for Election.  An election form and other appropriate transmittal materials in such form as the parties shall mutually agree (the “Election Form”) shall be mailed to shareholders of Wilber prior to the Election Period.  The “Election Period” shall be such period of time as the parties shall mutually agree, within which Wilber shareholders may validly elect the form of Merger Consideration set forth in Section 2.2(a) (the “Election”) that they will receive, occurring between (i) the date of the mailing by Wilber of the Proxy Statement/Prospectus for the special meeting of shareholders of Wilber at which this Agreement and the Merger is presented for approval, and (ii) the Closing Date.  The “Election Deadline” shall be the time, specified by CBSI after consultation with Wilber, at close of business on the last day of the Election Period.

(d)           Perfection of the Election.  An Election shall be considered to have been validly made by a holder of Wilber Common Stock only if (i) the Exchange Agent shall have received an Election Form properly completed and executed by such holder, accompanied by a certificate or certificates representing the shares of Wilber Common Stock as to which such Election is being made, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Wilber, or containing an appropriate guaranty of delivery in the form customarily used in transactions of this nature from a member of a national securities exchange or a member of the Financial Industry Regulatory Authority or a commercial bank or trust company in the United States and (ii) such Election Form and such certificate(s) or such guaranty of delivery shall have been received by the Exchange Agent prior to the Election Deadline.

(e)           Withdrawal of Shares.  Any holder of Wilber Common Stock may at any time prior to the Election Deadline revoke the holder’s election and either (i) submit a new Election Form in accordance with the procedures in Section 2.2(d), or (ii) withdraw the certificate(s) for Wilber Common Stock deposited therewith by providing written notice that is received by the Exchange Agent by 5:00 p.m., local time for the Exchange Agent, on the business day prior to the Election Deadline.  In the event of the termination of this Agreement, the Exchange Agent shall return any certificates deposited by the holder of Wilber Common Stock to such holder at the address and to the person set forth in the Election Form.

(f)           Reduction of Shares Deposited for Cash.  If more than twenty percent (20%) of the total number of shares of Wilber Common Stock issued and outstanding constitute Dissenting Shares or, at the Election Deadline, have been deposited for exchange with cash pursuant to the All Cash Election and/or the Mixed Election and not withdrawn pursuant to Section 2.2(e), CBSI will cause to be eliminated by the Exchange Agent, from the shares deposited pursuant to the All Cash Election (subject to the limitations described in Section 2.2(f)(iv)), a sufficient number of such shares so that the total number of shares remaining on deposit for exchange into cash pursuant to the All Cash Election and the Mixed Election, when added to the number of Dissenting Shares, does not exceed twenty percent (20%) of the shares of Wilber Common Stock issued and outstanding on the Election Deadline. The holders of Wilber Common Stock who have made the Mixed Election shall not be required to have more than eighty percent (80%) of their shares of Wilber Common Stock converted into CBSI Common Stock.  After giving effect to Section 2.2(a)(iv), such elimination will be effected as follows:

(i)           Subject to the limitations described in Section 2.2(f)(iv), CBSI will eliminate or cause to be eliminated from the shares deposited pursuant to the All Cash Election, and will add or cause to be added to the shares deposited for CBSI Common Stock pursuant to the All Stock Election, on a pro rata basis in relation to the total number of shares deposited pursuant to the All Cash Election minus the number of shares so deposited by the holders described in Section 2.2(f)(iv), such number of whole shares of Wilber Common Stock on deposit for cash pursuant to the All Cash Election as may be necessary so that the total number of shares remaining on deposit for cash pursuant to the All Cash Election or the Mixed Election, when added to the number of Dissenting Shares, is equal, as nearly as practicable, to twenty percent (20%) of the shares of Wilber Common Stock issued and outstanding immediately prior to the Effective Time (an illustration of the application of this subparagraph is depicted on Exhibit B);

(ii)           All shares of Wilber Common Stock that are eliminated pursuant to Section 2.2(f)(i) from the shares deposited for cash pursuant to All Cash Election shall be converted into CBSI Common Stock as provided by Section 2.2(a)(i);

(iii)           Notice of such allocation shall be provided by CBSI or the Exchange Agent promptly after the Election Deadline to each holder whose shares of Wilber Common Stock are eliminated from the shares on deposit for exchange with cash pursuant to Section 2.2(f)(i); and

(iv)           Notwithstanding the foregoing, the holders of one hundred (100) or fewer shares of Wilber Common Stock of record on the date of this Agreement who have elected the All Cash Election shall not be required to have any of their shares of Wilber Common Stock converted into CBSI Common Stock.

(g)           Increase of Shares Deposited for Cash.  If fewer than twenty percent (20%) of the total number of shares of Wilber Common Stock issued and outstanding have, at the Election Deadline, been deposited for cash pursuant to the All Cash Election and/or the Mixed Election and not withdrawn pursuant to Section 2.2(e), CBSI will promptly add, or cause to be added by the Exchange Agent, to such deposited shares, a sufficient number of shares of Wilber Common Stock deposited for shares of CBSI Common Stock pursuant to the All Stock Election so that the total number of shares of Wilber Common Stock on deposit for cash pursuant to the All Cash Election and the Mixed Election immediately prior to the Effective Time, when added to the number of Dissenting Shares, is not less than twenty percent (20%) of the shares of Wilber Common Stock issued and outstanding immediately prior to the Effective Time. The holders of Wilber Common Stock who have elected to have their shares converted pursuant to the Mixed Election shall not be required to have more than twenty percent (20%) of their shares of Wilber Common Stock converted into cash. After giving effect to Section 2.2(a)(iv), such addition will be effected as follows:

(i)           CBSI will cause to be added to the shares deposited for cash pursuant to the All Cash Election or the Mixed Election, and will eliminate or cause to be eliminated from the shares deposited for CBSI Common Stock pursuant to the All Stock Election, on a pro rata basis in relation to the total number of shares of Wilber Common Stock deposited for shares of CBSI Common Stock pursuant to the All Stock Election, such number of whole shares of Wilber Common Stock not then on deposit for cash as may be necessary so that the number of shares remaining on deposit for exchange with cash, when added to the number of Dissenting Shares, is equal, as nearly as practicable, to twenty percent (20%) of the shares of Wilber Common Stock issued and outstanding immediately prior to the Effective Time;

(ii)           All shares of Wilber Common Stock that are added pursuant to Section 2.2(g)(i) to the shares deposited for cash shall be converted into cash as provided by Section 2.2(a)(ii); and

(iii)           Notice of such allocation shall be provided by CBSI or the Exchange Agent promptly after the Election Deadline to each holder whose shares of Wilber Common Stock are added to the shares on deposit for cash pursuant to Section 2.2(g)(i).

(h)           CBSI Common Stock.  Each share of CBSI Common Stock outstanding immediately prior to the Effective Time shall remain unchanged and shall constitute the common stock of the Surviving Corporation.

(i)           Adjustments to Exchange Ratio.  If, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of CBSI Common Stock or Wilber Common Stock shall be increased, decreased, changed into or exchanged for a different number of shares, in each case by reason of any stock split, recapitalization, or reclassification or other similar change, the Exchange Ratio shall be adjusted proportionately.

(j)           Fractional Shares. No certificates or scrip representing less than one share of CBSI Common Stock shall be issued upon the surrender for exchange of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Wilber Common Stock. In lieu of any such fractional share, each holder of such shares who would otherwise have been entitled to a fraction of a share of CBSI Common Stock, upon surrender of certificates representing shares of Wilber Common Stock for exchange, shall be paid upon such surrender cash (without interest) in an amount equal to such fraction multiplied by the CBSI Market Price.

2.3.           Effect of Merger.

Upon the Effective Time of the Merger:

(a)           The certificate of incorporation and bylaws of CBSI, each as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and bylaws, respectively, of the Surviving Corporation, in each case until amended in accordance with the DGCL.

(b)           All respective assets, rights, franchises, and interest of Wilber and CBSI in and to every type of property shall be vested in the Surviving Corporation by virtue of the Merger without any deed or other transfer; and the Surviving Corporation, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interest, in the same manner and to the same extent as such rights, franchises and interests were held and enjoyed by Wilber and CBSI immediately prior to the Effective Time.

(c)           The Surviving Corporation shall be liable for all of the liabilities of Wilber and CBSI and shall be bound by and subject to all of the obligations and contracts of Wilber and CBSI, provided that nothing in this Agreement shall render the Surviving Corporation liable for a liability or obligation of Wilber, the satisfaction of which is subject to the prior approval or consent of any regulatory authority, unless such regulatory approval or consent has been obtained.   All rights of creditors and obligees and all liens on property of Wilber and CBSI shall be preserved and unimpaired.

(d)           The directors and officers of CBSI immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation, with the addition of the new directors contemplated by Section 5.11(c).

2.4.           Dissenting Shares.  Notwithstanding any other provision contained in this Agreement, the shares of Wilber Common Stock that are issued and outstanding as of the Effective Time and that are held by a shareholder who has properly exercised his or her appraisal rights (such shares being collectively referred to herein as “Dissenting Shares”) under the NYBCL shall be canceled as of the Effective Time and shall not be converted into the right to receive the Merger Consideration as provided in Section 2.2 unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, such holder’s right to dissent from the Merger under the NYBCL and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the NYBCL. If any holder of Dissenting Shares shall have so failed to perfect or effectively withdrawn or lost such holder’s right to dissent from the Merger, each of such holder’s shares of Wilber Common Stock shall thereupon no longer be deemed Dissenting Shares and to have become, as of the Effective Time, the right to receive the Merger Consideration pursuant to Section 2.2.

2.5.                      Procedure to Exchange Shares.

(a)           As soon as practicable after the Effective Time, CBSI shall cause to be deposited with American Stock Transfer & Trust Company or another financial institution experienced in serving as an exchange agent for a public company merger (the “Exchange Agent”), for exchange in accordance with this Article II, certificates representing the aggregate number of shares of CBSI Common Stock and cash, by wire transfer of immediately available funds, into which the outstanding shares of Wilber Common Stock shall be converted pursuant to Section 2.2 of this Agreement.  As soon as practicable after the Effective Time, CBSI shall cause the Exchange Agent to mail to all holders of record of Wilber Common Stock, excluding any holders of Dissenting Shares, letters of transmittal specifying the procedures for delivery of such holders’ certificates formerly representing Wilber Common Stock to the Exchange Agent in exchange for new certificates of CBSI Common Stock and cash in lieu of fractional shares issuable pursuant to this Article II.  As soon as practicable, after surrender to the Exchange Agent of the certificates of Wilber Common Stock in accordance with the instructions of the letter of transmittal, the Exchange Agent shall distribute to the former holders of shares of Wilber Common Stock a certificate representing that number of shares of CBSI Common Stock, and/or a check for cash payable in the Merger (including cash in lieu of fractional shares, if any), that such holder is entitled to receive pursuant to this Agreement.  In no event shall the holder of any such surrendered certificates be entitled to receive interest on any stock or cash to be received in the Merger.  If any certificate surrendered for exchange is to be issued in a name other than that in which the surrendered certificate is issued, the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the Person requesting such exchange shall affix any required stock transfer tax stamps to the certificate or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

(b)           No dividends or other distributions declared after the Effective Time with respect to CBSI Common Stock shall be paid to the holder of any unsurrendered certificate formerly representing shares of Wilber Common Stock until such holder shall surrender such certificate in accordance with this Section.  After the surrender of a certificate in accordance with this Section, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore have become payable with respect to shares of CBSI Common Stock.

(c)           At the Effective Time, the stock transfer books of Wilber shall be closed and no transfer of Wilber Common Stock shall thereafter be made or recognized.  If, after the Effective Time, certificates representing such shares are presented for transfer, they shall be cancelled and exchanged for the Merger Consideration as provided in this Section.

(d)           In the event any certificate shall have been lost, stolen, destroyed or mutilated, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen, destroyed or mutilated and, if required by CBSI, the making of an indemnity agreement in a form reasonably requested by CBSI and/or the posting by such Person of a bond in such amount as CBSI may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen, destroyed or mutilated certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

(e)           Neither CBSI nor Wilber shall be liable to any holder of shares of Wilber Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.  After the first anniversary of the Effective Time, CBSI shall be entitled to instruct the Exchange Agent to release to CBSI all of the shares of CBSI Common Stock and cash then remaining undistributed to former shareholders of Wilber.  Thereafter, CBSI shall deliver certificates representing an appropriate number of shares of CBSI Common Stock and/or a check for cash in lieu of fractional shares, if any, from time to time, as certificates representing Wilber Common Stock, the accompanying letter of transmittal and other related documents are presented to the Exchange Agent or CBSI, until at such time as such shares and cash are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.6.           Tax Treatment.  The parties hereto intend that the Merger qualify as a tax free reorganization under Section 368(a) of the Code.

2.7.           Modification of Structure.  Upon the mutual written consent of Wilber and CBSI (which consent on the part of Wilber shall not be unreasonably withheld or delayed), or at the request of any regulatory authority, CBSI shall have the right to modify the structure of any of the Transactions, provided that (a) there are no adverse tax consequences to the stockholders of Wilber as a result of such modification, (b) the Merger Consideration is not reduced or changed as a result of such modification, and (c) consummation of the Transactions is not likely to be impaired or delayed as a result of such modification.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF WILBER

Except as Previously Disclosed, Wilber hereby represents and warrants to CBSI as follows:

3.1.           Capital Structure of Wilber.  The authorized capital stock of Wilber consists of (i) 100,000 shares of preferred stock, no par value, none of which are issued and outstanding and (ii) 16,000,000 shares of Wilber Common Stock, of which, as of the date hereof, 10,719,382 shares are issued and outstanding and 3,242,282 shares are held in treasury.  There are no outstanding options, warrants, agreements, arrangements, commitments or any similar rights in existence for the purchase of or issuance of, or which encumber in any way, Wilber Common Stock or any equity interest in any Subsidiary of Wilber.  All outstanding shares of Wilber Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.  None of the shares of Wilber’s capital stock has been issued in violation of the preemptive rights of any Person.

3.2.           Organization, Standing and Authority of Wilber.  Each of Wilber and its Subsidiaries is a duly organized corporation, validly existing and in good standing under the laws of its incorporation with full corporate power and authority to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as now conducted, except where the failure to be in good standing or to have such power or authority would not have a Material Adverse Effect on Wilber.  Each of Wilber and its Subsidiaries is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Wilber.  Wilber is registered as a bank holding company under the Bank Holding Company Act.

3.3.           Ownership of Wilber Subsidiaries; Capital Structure of Wilber Subsidiaries.  A true and complete list of all of the Company’s Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary and the percentage of each Subsidiary’s outstanding capital stock owned by Wilber or another Subsidiary of Wilber, has been Previously Disclosed.  Except as Previously Disclosed, Wilber does not, directly or indirectly, own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any Person.

3.4.           Authorized and Effective Agreement.

(a)           Wilber has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement and each of the Transaction Documents to which it is a party.  The execution and delivery of this Agreement and each such Transaction Agreement and the consummation of the Transactions and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Wilber, except for the affirmative vote of a two-thirds of the votes cast by the holders of Wilber Common Stock entitled to vote thereon, which is the only shareholder vote required to approve the Merger pursuant to Wilber’s certificate of incorporation and bylaws.  The Board of Directors of Wilber has approved and adopted this Agreement and the Merger, and directed that this Agreement be submitted to Wilber’s shareholders for approval at a special meeting to be held as soon as practicable.  The Board of Directors of Wilber has unanimously recommended that the shareholders of Wilber approve this Agreement and the Merger.  In connection with its approval of this Agreement and the Merger, the Board of Directors of Wilber has received a written fairness opinion dated on or about the date hereof from Austin Associates LLC to the effect that the Merger Consideration is fair, from a financial point of view, to the shareholders of Wilber.

(b)           This Agreement and each Transaction Document to which Wilber is a party have been duly executed and delivered by Wilber and, assuming the accuracy of the representation contained in Section 4.3(b) hereof, this Agreement constitutes the legal, valid and binding obligation of Wilber, enforceable against Wilber in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)           Neither the execution and delivery by Wilber of this Agreement or any Transaction Document to which it is a party, nor consummation of the Transactions, nor compliance by Wilber with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of Wilber, (ii) assuming the consents and approvals contemplated by Section 5.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Wilber or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Wilber or any of its Subsidiaries is a party, or (iii) assuming the consents and approvals contemplated by Section 5.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, conflict with or violate any law, order, writ, injunction, decree, statute, rule or regulation applicable to Wilber or any of its Subsidiaries or their respective assets; except, in case of clauses (ii) and (iii) above, for any such breach, default, right, lien, charge, encumbrances, violation or conflict which, individually or in the aggregate, would not have a Material Adverse Effect on Wilber.

(d)           Other than as contemplated by Section 5.3 hereof, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other Person, is required to be made or obtained by Wilber on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement or any of the Transaction Documents to which it is a party or the consummation of the Transactions. As of the date hereof, Wilber is not aware of any reason that the condition set forth in Section 6.1(b) of this Agreement would not be satisfied.

3.5.           Regulatory Filings.  Each of Wilber and its Subsidiaries has filed all reports required by statute or regulation to be filed with any federal or state bank regulatory agency, except where the failure to so file would not have a Material Adverse Effect on Wilber, and such reports were prepared in accordance with the applicable statutes, regulations and instructions in existence as of the date of filing of such reports in all material respects.

3.6.           SEC Documents; Financial Statements; Books and Records; Minute Books.  Wilber has filed all forms, reports and documents required to be filed with the SEC since January 1, 2007.  The SEC Documents (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Wilber Financial Statements filed by Wilber in its SEC Documents prior to the date of this Agreement fairly present, and the Wilber Financial Statements filed by Wilber in its SEC Documents after the date of this Agreement will fairly present, the consolidated financial position of Wilber as of the dates indicated and the consolidated income, changes in shareholders’ equity and cash flows of Wilber and its consolidated Subsidiaries for the periods then ended and each such financial statement has been or will be, as the case may be, prepared in conformity with GAAP applied to financial institutions applied on a consistent basis, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount, and may not contain certain related notes as may be permitted by the applicable rules promulgated by the SEC.  The books and records of Wilber and each of its Subsidiaries fairly reflect in all material respects the transactions to which it is a party or by which its properties are subject or bound.  Such books and records have been properly kept and maintained and are in compliance with all applicable legal and accounting requirements in all material respects.  The minute books of Wilber and each of its Subsidiaries contain records which are accurate in all material respects of all corporate actions of its shareholders and Board of Directors (including committees of its Board of Directors).

3.7.           Material Adverse Change.  Wilber has not, on a consolidated basis, suffered any change in its financial condition, results of operations or business since December 31, 2009, which, individually or in the aggregate with any other such changes, would constitute a Material Adverse Effect with respect to Wilber.  For purposes of this Section, a Material Adverse Effect shall be deemed to have occurred if Wilber’s Delinquent Loans as of any month end prior to the Closing Date, equals or exceeds $32.16 million.  “Delinquent Loans” shall mean (i) all Loans with principal and/or interest that are 30-89 days past due, (ii) all Loans with principal and/or interest that are at least 90 days past due and still accruing, (iii) all Loans with principal and/or interest that are nonaccruing, (iv) Loans which constitute troubled debt restructurings under GAAP or applicable law, (v) OREO and (vi) net charge-offs from August 31, 2010 through the Closing Date.

3.8.           Absence of Undisclosed Liabilities.  Neither Wilber nor any of its Subsidiaries has any liability (contingent or otherwise) that is material to Wilber on a consolidated basis, or that, when combined with all similar liabilities, would be material to Wilber on a consolidated basis, except as disclosed in the Wilber Financial Statements contained in an SEC Document filed prior to the date hereof and except for liabilities incurred in  the ordinary course of business consistent with past practice since June 30, 2010.

3.9.           Absence of Certain Changes.  Since June 30, 2010, except as Previously Disclosed, Wilber has not:

(a)           suffered  any material damage, destruction or loss of physical property or assets (whether or not covered by insurance);

(b)           issued, sold or otherwise disposed of any of its capital stock or granted or issued any Rights to acquire shares of its capital stock, except shares of Wilber Common Stock issued under the DRIP Plan (which shares are included in the number of shares issued and outstanding set forth in Section 3.1);

(c)           incurred or agreed to incur any material indebtedness for borrowed  money, other than in the ordinary course of business consistent with past practice;

(d)           made or obligated itself to make any capital expenditure in excess of $100,000, individually or in the aggregate;

(e)           waived any material right, except in the ordinary course of business consistent with past practice;

(f)           sold, transferred or otherwise disposed of any assets, or canceled, or agreed to cancel, any material debts or claims, in each case, other than in the ordinary course of business consistent with past practice;

(g)           mortgaged, pledged or subjected to any charge,  lien, claim or encumbrance any of its material properties or assets, other than in the ordinary course of business;

(h)          declared, set aside or paid any dividend (whether in cash, property or stock) with respect to any of its capital stock, or redeemed, purchased or otherwise acquired any of its capital stock, except shares of Wilber Common Stock purchased for issuance under the DRIP Plan (which shares are included in the number of shares issued and outstanding set forth in Section 3.1);

(i)            increased the salaries, bonuses or other compensation of any of its directors, officers, employees or agents, or adopted or increased any benefits under any insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such director, officer, employee or agent, except for changes in salaries of employees earning less than $50,000 per year made in the ordinary course of business;

(j)            made or permitted any amendment or termination of any material  contract, agreement or license to which it is a party, other than in the ordinary course of business consistent with past practice;

(k)           made any material change in its accounting methods or practices with respect to its financial condition, properties, business or operations;

(l)            repaid any outstanding loans, other than repayments in the ordinary course of business;

(m)          entered into any other material transaction not in the ordinary course of business;

(n)           hired any new employees;

(o)           entered into any real estate or equipment lease, requiring aggregate rental payments in excess of $25,000; or

(p)           agreed to or otherwise become obligated to do any of the foregoing.

3.10.           Properties.  Wilber and its Subsidiaries have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, which are material to the business of Wilber on a consolidated basis, and which are reflected on the Wilber Financial Statements as of December 31, 2009 or acquired after such date, except (i) liens for Taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business as reflected in the books and records of Wilber, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) dispositions and encumbrances for adequate consideration in the ordinary course of business consistent with past practice.  To the Knowledge of Wilber, all leases pursuant to which Wilber or any of its Subsidiaries, as lessee, leases real and personal property which, individually or in the aggregate, are material to the business of Wilber on a consolidated basis are valid and enforceable against the lessor in accordance with their respective terms.  All tangible property used in the business of Wilber is in good condition, reasonable wear and tear excepted, and is usable in the ordinary course of business consistent with Wilber’s past practices.

3.11.            Loans; Nonperforming and Classified Assets.

(a)           Except as Previously Disclosed to CBSI in writing, each loan, line of credit, extension of credit, credit enhancement, guarantee, loan participation, lease, promissory note, borrowing arrangement and loan commitment (“Loan”) on the books and records of Wilber and its Subsidiaries (i) arose out of a bona fide arm’s-length transaction made in the ordinary course of business, (ii) was made and has been serviced in all material respects in accordance with their customary lending standards in the ordinary course of business, (iii) is evidenced in all material respects by appropriate and sufficient documentation, (iv) to the Knowledge of Wilber, constitutes the legal, valid and binding obligation of the obligor therein, except as may be provided by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor’s rights or by general equity principles, and (v) Wilber has not received written notice from the obligor asserting any defense, set-off or counterclaim with respect thereto.

(b)           Wilber has Previously Disclosed to CBSI in writing as of the date of this Agreement: (i) a listing of the Other Real Estate Owned (“OREO”) acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof and (ii) each Loan with any director, executive officer or five percent or greater shareholder of Wilber or a Wilber Subsidiary, or to the Knowledge of Wilber, any Person controlling, controlled by or under common control with any of the foregoing.  All OREO is carried on the books of Wilber, net of reserves, at fair market value less cost to sell.

(c)           Except as Previously Disclosed to CBSI in writing, all reserves or other allowances for Loan losses reflected in Wilber’s Financial Statements complied with all applicable laws and are adequate under GAAP.  Wilber has not been notified by any state or federal bank regulatory agency that its reserves are inadequate or that the practices and policies of Wilber in establishing its reserves reflected in the Wilber’s Financial Statements, and in accounting for delinquent and classified assets generally fail to comply with applicable accounting or regulatory requirements, or that bank regulators or Wilber’s independent auditor believes such reserves to be inadequate or inconsistent with the historical loss experience of Wilber.  Wilber’s reserves and allowances for Loan losses is in compliance with the standards established by state and federal bank regulatory agencies, are sufficient at the date of this Agreement to cover its reasonably anticipated Loan losses, and are consistent with Wilber’s past practices.

(d)           All Loans owned by Wilber or any Wilber Subsidiary, or in which Wilber or any Wilber Subsidiary has an interest, comply in all material respects with all applicable laws, including, but not limited to, applicable usury statutes, underwriting and recordkeeping requirements and the Truth in Lending Act, the Equal Credit Opportunity Act, and the Real Estate Settlement Procedures Act.

(e)           Each mortgage held by Wilber and each Wilber Subsidiary creates a valid and enforceable lien on the real property described therein having the priority indicated by the terms of such mortgage, subject only to such exceptions as are described in attorneys’ opinions regarding title or in title insurance policies in the mortgage files relating to the Loans secured thereby or are not material as to the collectability of such Loans.  Wilber and each Wilber Subsidiary have properly perfected or caused to be properly perfected all security interests, liens and other interests in collateral securing any Loans made by it.  Except as Previously Disclosed to CBSI in writing, Wilber and each Wilber Subsidiary has full recourse to the borrowers and guarantors of all Loans held by them, and neither Wilber nor any Wilber Subsidiary has taken action which would result in a waiver or negation of any rights or remedies available against the borrower or guarantor on any Loan.

(f)           Except as Previously Disclosed to CBSI in writing, each outstanding Loan participation sold by Wilber or any Wilber Subsidiary was sold with the risk of non-payment of all or any portion of that underlying loan to be shared by each participant proportionately to the share of such Loan represented by such participation without any recourse of such other lender or participant to Wilber or any Wilber Subsidiary for payment or repurchase of the amount of such Loan represented by the participation or liability under any yield maintenance or similar obligation.

(g)           Wilber has Previously Disclosed to CBSI in writing: (i) all Loans held by Wilber or any Wilber Subsidiary that, during the past twelve months, have had their respective terms to maturity accelerated or with respect to which Wilber or a Wilber Subsidiary has notified the borrower of its intention to accelerate the Loan or declare a default, (ii) all Loan commitments or lines of credit that have been terminated or amended by Wilber or a Wilber Subsidiary during the past 12 months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower, (iii) each borrower, customer or other party which has notified Wilber or a Wilber Subsidiary during the past 12 months of, or has asserted against Wilber, orally or in writing, any “lender liability” or similar claim, (iv) all Loans, (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on non-accrual status, (C) that as of the date of this Agreement are classified as “Other Loans Specially Mentioned”, “Special Mention”, “Substandard”, “Doubtful”, “Loss”, “Classified”, “Criticized”, “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such loan and the identity of the obligor thereunder, (D) where, during the past three years, the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the Loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, or (E) where a specific reserve allocation exists in connection therewith and (v) all assets classified by Wilber as OREO and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

3.12.           Tax Matters.

(a)           Wilber and each of its Subsidiaries have timely filed federal income tax returns for each year through December 31, 2009 and have timely filed, or caused to be filed, all other Tax Returns required to be filed with respect to Wilber or any of its Subsidiaries.  All Taxes due by or on behalf of Wilber or any of its Subsidiaries have been paid or adequate reserves have been established on the Wilber Financial Statements for the payment of such Taxes.  Neither Wilber nor any of its Subsidiaries will have any liability for any such Taxes in excess of the amounts so paid or reserves or accruals so established, except where such liability would not, individually or in the aggregate, have a Material Adverse Effect on Wilber.

(b)           All Tax Returns filed by Wilber and each of its Subsidiaries are complete and accurate in all material respects. Neither Wilber nor any of its Subsidiaries is delinquent in the payment of any material Tax, and none of them has requested any extension of time within which to file any Tax Returns which have not since been filed.  No material audit, examination, deficiency, adjustment, refund claim or litigation with respect to Tax Returns, paid Taxes, unpaid Taxes or Tax attributes of Wilber has been proposed, asserted or assessed (tentatively or otherwise).  There are currently no agreements in effect with respect to Wilber or any of its Subsidiaries to extend the period of limitations for the assessment or collection of any Tax.

(c)           Except as Previously Disclosed, neither the Transactions nor the termination of the employment of any employees of Wilber prior to or following consummation of the Transactions will result in Wilber or any of its Subsidiaries (or any successor thereof) making or being required to make any “excess parachute payment” as that term is defined in Section 280G of the Code.

(d)           Neither Wilber nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of, or indemnification for, Taxes.

(e)           Except as Previously Disclosed, neither Wilber nor any of its Subsidiaries is required to include in income any adjustment in any taxable period ending after the date hereof pursuant to Section 481(a) of the Code.

(f)           Neither Wilber nor any of its Subsidiaries has executed or entered into any written agreement with any Tax authority conceding or agreeing to any treatment of Taxes or Tax attributes, including, without limitation, an IRS Form 870 or Form 870-AD, closing agreement or special closing agreement, affecting Wilber or any of its Subsidiaries pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law, which agreement would have a material impact on the calculation of the Taxes of CBSI or any of its Subsidiaries after the Effective Time.

3.13.           Employee Benefit Plans.

(a)           Wilber has Previously Disclosed to CBSI in writing a true and complete list of each Wilber Plan. For purposes of this Section 3.13, the term “Wilber Plan” means each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, medical, life or other insurance, profit-sharing, or pension plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by Wilber or by any trade or business, whether or not incorporated, that together with Wilber would be deemed a “single employer” under Section 414 of the Code (an “ERISA Affiliate”) for the benefit of any employee or director or former employee or former director of Wilber or any ERISA Affiliate of Wilber.

(b)           With respect to each of the Wilber Plans, Wilber has made available to CBSI true and complete copies of each of the following documents: (i) the Wilber Plan and related documents (including all amendments thereto); (ii) the most recent annual reports, financial statements, and actuarial reports, if any; (iii) the most recent summary plan description, together with each summary of material modifications, required under ERISA with respect to such Wilber Plan and all material communications relating to each such Wilber Plan; and (iv) the most recent determination letter received from the IRS with respect to each Wilber Plan that is intended to be qualified under the Code and all material communications to or from the IRS or any other governmental or regulatory agency or authority relating to each Wilber Plan.

(c)           No liability under Title IV of ERISA has been incurred by Wilber or any ERISA Affiliate of Wilber that has not been satisfied in full, and no condition exists that presents a material risk to Wilber or any ERISA Affiliate of Wilber of incurring a liability under such Title, other than liability for premium payments to the Pension Benefit Guaranty Corporation, which premiums have been or will be paid when due.

(d)           Neither Wilber nor, to the Knowledge of Wilber, any ERISA Affiliate of Wilber, nor any of the Wilber Plans, nor, to the Knowledge of Wilber, any trust created thereunder, nor any trustee or administrator thereof has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) in connection with which Wilber or any ERISA Affiliate of Wilber could reasonably be expected to, either directly or indirectly, incur any material liability or material cost.

(e)           Full payment has been made, or will be made in accordance with Section 404(a)(6) of the Code, of all amounts that Wilber or any ERISA Affiliate of Wilber is required to pay under Section 412 of the Code or under the terms of the Wilber Plans.

(f)           The fair market value of the assets held under each Wilber Plan that is subject to Title IV of ERISA equals or exceeds the actuarial present value of all accrued benefits under each such Wilber Plan. No reportable event under Section 4043 of ERISA has occurred with respect to any Wilber Plan other than any reportable event occurring by reason of the Transactions or a reportable event for which the requirement of notice to the PBGC has been waived.

(g)           None of the Wilber Plans is a “multiemployer pension plan,” as such term is defined in Section 3(37) of ERISA, a “multiple employer welfare arrangement,” as such term is defined in Section 3(40) of ERISA, or a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA.

(h)           A favorable determination letter has been issued by the IRS with respect to each of the Wilber Plans that is intended to be “qualified” within the meaning of Section 401(a) of the Code to the effect that such plan is so qualified and, to the Knowledge of Wilber, no condition exists that could adversely affect the qualified status of any such Wilber Plan. Each of the Wilber Plans that is intended to satisfy the requirements of Section 125 or 501(c)(9) of the Code satisfies such requirements in all material respects. Each of the Wilber Plans has been operated and administered in all material respects in accordance with its terms and applicable laws, including but not limited to ERISA and the Code.

(i)           There are no actions, suits or claims pending, or, to the Knowledge of Wilber, threatened or anticipated (other than routine claims for benefits) against any Wilber Plan, the assets of any Wilber Plan or against Wilber or any ERISA Affiliate of Wilber with respect to any Wilber Plan. There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any Wilber Plan or any fiduciary thereof, other than rules of general applicability. There are no pending or, to the Knowledge of Wilber, threatened audits, examinations or investigations by any governmental body, commission or agency involving any Wilber Plan.

(j)           Except as Previously Disclosed, the consummation of the Transactions will not result in, and is not a precondition to, (i) any current or former employee or director of Wilber or any ERISA Affiliate of Wilber becoming entitled to severance pay, unemployment compensation or any similar payment, (ii) any acceleration in the time of payment or vesting, or increase in the amount, of any compensation due to any such current or former employee or director, or (iii) any renewal or extension of the term of any agreement regarding compensation for any such current or former employee or director.

3.14.           Material Contracts.

(a)           Except as Previously Disclosed, neither Wilber nor any of its Subsidiaries is a party to, and is bound by, (i) any material contract, as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, which has not been filed as an exhibit to Wilber’s SEC Documents or any other material agreement or similar arrangement (any contract or commitment which could reasonably be expected to involve expenditures or receipt by Wilber or any of its Subsidiaries in excess of $25,000 in the aggregate shall be deemed material for these purposes) whether or not made in the ordinary course of business (other than loans or loan commitments and funding transactions in the ordinary course of business consistent with past practice of Wilber Bank) or any agreement restricting the nature or geographic scope of its business activities in any material respect, (ii) any agreement, indenture or other instrument relating to the borrowing of money by Wilber or any of its Subsidiaries or the guarantee by Wilber of any of its Subsidiaries of any such obligation, other than instruments relating to transactions entered into in the ordinary course of business consistent with past practice, (iii) any agreement, arrangement or commitment relating to the employment of a Person who is or was a director or officer or to the employment, election, retention in office or severance of any present or former director or officer, (iv) any agreement, arrangement or commitment that would obligate Wilber or any Wilber Subsidiary to pay any stay or retention bonus or change-in-control, severance or termination payment to any current or former director or officer as a result of the consummation of the Transactions or the separation from service of any director or officer following consummation of the Transactions, or (v) any contract, agreement or understanding with a labor union, in each case whether written or oral.

(b)           Neither Wilber nor any of its Subsidiaries is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect on Wilber.

3.15.           Legal Proceedings.  Except as Previously Disclosed, there are no actions, suits or proceedings instituted, pending or, to the Knowledge of Wilber, threatened against Wilber or any of its Subsidiaries or against any asset, interest or right of Wilber or any of its Subsidiaries that, if decided against Wilber or any of its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect on Wilber.  There are no actual or, to the Knowledge of Wilber, threatened actions, suits or proceedings which present a claim to restrain or prohibit the Transactions or to impose any material liability or restrictions in connection therewith.  There are no actions, suits or proceedings instituted, pending or, to the Knowledge of Wilber, threatened against any present or former director or officer of Wilber or any of its Subsidiaries, that would reasonably be expected to give rise to a claim for indemnification.

3.16.           Compliance with Laws.  Except as Previously Disclosed, Wilber and each of its Subsidiaries is in compliance in all material respects with all statutes and regulations applicable to the conduct of its business, and since January 1, 2007 neither Wilber nor any of its Subsidiaries has received notification from any agency or department of federal, state or local government (i) asserting a violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) in any way restricting or limiting its operations.  Neither Wilber nor any of its Subsidiaries is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment which would, individually or in the aggregate, have a Material Adverse Effect on Wilber, or has received any communication contemplating any of the foregoing.

3.17.           Labor Matters.  With respect to their employees, neither Wilber nor its Subsidiaries is a party to any collective bargaining or other similar agreement with any labor organization, group or association or has engaged in any unfair labor practice.  Since January 1, 2009, neither Wilber nor its Subsidiaries has experienced any attempt by organized labor or its representatives to make Wilber or any of its Subsidiaries conform to demands of organized labor relating to their employees or to enter into a binding agreement with organized labor that would cover the employees of Wilber or any of its Subsidiaries.  To the Knowledge of Wilber, there is no unfair labor practice charge or other complaint by any employee or former employee of Wilber or any of its Subsidiaries against any of them pending before any court, arbitrator or governmental agency arising out of Wilber’s or such Subsidiary’s activities or such employee’s employment with Wilber or such Subsidiary.  There is no strike, work stoppage or labor disturbance pending or, to the Knowledge of Wilber, threatened against Wilber or any of its Subsidiaries, and neither Wilber nor any of its Subsidiaries has experienced any such strike, stoppage or disturbance since January 1, 2009.

3.18.           Brokers and Finders.  Neither Wilber nor any of its Subsidiaries, nor any of their respective officers, directors or employees, has engaged any broker, finder or financial advisor or become obligated to or incurred any liability for any fees or commissions in connection with the Transactions, except for the firms of Sandler O’Neil & Partners, L.P. and Austin Associates LLC to provide financial advice with respect to the transaction provided for in this Agreement.  Wilber has heretofore furnished to CBSI a complete and correct copy of all agreements between Wilber or any of its Subsidiaries and Sandler O’Neil & Partners, L.P. and Austin Associates LLC, pursuant to which such firms would be entitled to any payment relating to the Transactions.

3.19.           Insurance.  Each of Wilber and its Subsidiaries currently maintains insurance in amounts reasonably adequate for their operations.  Neither Wilber nor any of its Subsidiaries has received any notice of a material premium increase over current rates or cancellation with respect to any of their insurance policies or bonds, and within the last three years, neither Wilber nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and neither Wilber nor any of its Subsidiaries has any reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect. Wilber has Previously Disclosed a list of all outstanding claims as of the date hereof by Wilber or any of its Subsidiaries under any insurance policy.  The deposits of Wilber Bank are insured by the FDIC in accordance with the FDIA, and Wilber Bank has paid all assessments and filed all reports required by the FDIA.

3.20.           Environmental Liability.  Except as Previously Disclosed:

(a)           During the period that Wilber or any of its Subsidiaries has owned, leased or operated any properties or facilities, neither it nor any other Person has disposed, released, or participated in or authorized the release or threatened release of Hazardous Materials on, from or under such properties or facilities.  There is not now nor, to the Knowledge of Wilber, has there ever been any presence, disposal, release or threatened release of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to Wilber having taken possession of any of such properties or facilities.  For the purposes of this Agreement, the terms “disposal,” “release,” and “threatened release” shall have the definitions assigned thereto by the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U. S.C. Sec. 9601 et seq., as amended (“CERCLA”).

(b)           The operations of Wilber or any of its Subsidiaries, and properties that Wilber or any of its Subsidiaries owns or leases, are in compliance with Environmental Law.  During the time that Wilber or any of its Subsidiaries has owned or leased its properties and facilities, neither Wilber or any of its Subsidiaries nor, to the Knowledge of Wilber, any third party has used, generated, manufactured or stored on, under or about such properties or facilities or transported or arranged for disposal to or from such properties or facilities, any Hazardous Materials in violation of applicable Environmental Law.

(c)           During the time that Wilber or any of its Subsidiaries has owned or leased its properties and facilities, there has been no litigation brought or, to the Knowledge Wilber, threatened against Wilber or any of its Subsidiaries by, or any settlement reached by Wilber or any of its Subsidiaries with, any Person alleging the presence, disposal, release or threatened release of any Hazardous Materials, on from or under any of such properties or facilities.

(d)           There are no facts, circumstances or conditions relating to the properties and facilities owned or leased by Wilber or any of its Subsidiaries known to Wilber which are reasonably likely to give rise to a claim under any Environmental Law or to any material Environmental Costs and Liabilities.

3.21.           Administration of Trust Accounts.  Wilber and each of its Subsidiaries have properly administered all common trust funds and collective investment funds and all accounts for which each of them acts as a fiduciary or agent, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Wilber. Neither Wilber nor any of its Subsidiaries, nor any of their respective directors, officers or employees acting on behalf of Wilber or any of its Subsidiaries, has committed any breach of trust with respect to any such common trust fund or collective investment fund or fiduciary or agency account, and the accountings for each such common trust fund or collective investment fund or fiduciary or agency account are true and correct in all material respects and accurately reflect the assets of such common trust fund or collective investment fund or fiduciary or agency account, except for such breaches and failures to be true, correct and accurate which would not, individually or in the aggregate, have a Material Adverse Effect on Wilber.

3.22.           Intellectual Property.  Each of Wilber and its Subsidiaries owns the entire right, title and interest in and to, or has valid licenses with respect to, all of the Intellectual Property necessary in all material respects to conduct their respective businesses and operations as presently conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Wilber. The ownership, licensing or use of Intellectual Property by Wilber or any of its Subsidiaries does not conflict with, infringe, misappropriate or otherwise violate the Intellectual Property rights of any other Person.  None of such Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment, which order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment would, individually or in the aggregate, have a Material Adverse Effect on Wilber.  Except as Previously Disclosed, upon consummation of the Transactions, CBSI will be entitled to continue to use all such Intellectual Property without the payment of any fees, licenses or other payments.

3.23.           Certain Information.  When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness up to and including the time of the Wilber Shareholders’ Meeting to vote upon the approval of this Agreement, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth or incorporated by reference therein furnished by Wilber relating to Wilber or any of its Subsidiaries, (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.  All information concerning Wilber and its directors, officers, and shareholders included (or submitted for inclusion) in any application and furnished by it pursuant to Sections 5.2 or 5.3 of this Agreement shall be true, correct and complete in all material respects.

3.24.           Risk Management Instruments.  All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements to which Wilber or any of its Subsidiaries is a party, whether entered into for Wilber’s own account, or for the account of one or more of such Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with parties reasonably believed to be financially responsible; and each of them constitutes the valid and legally binding obligation of Wilber or such Subsidiary, enforceable in accordance with its terms (except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general equity principles), and neither Wilber nor any of its Subsidiaries nor to Wilber’s Knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement. Wilber has previously made available to CBSI all of such agreements and arrangements that are in effect as of the date of this Agreement.

3.25.           Tax Treatment.  As of the date of this Agreement, Wilber knows of no reason relating to it which would reasonably cause it to believe that the Merger will not qualify as a reorganization under Section 368(a) of the Code.

3.26.           Interested Party Transactions.  Except as Previously Disclosed, no Related Party (as defined below) has been directly or indirectly a party to any contract or other arrangement (whether written or oral) with Wilber or any of its Subsidiaries pertaining to deposits, loans, services (other than as an employee), products, goods or supplies, rental of real or personal property, or otherwise requiring payments, provided from or to Wilber in an amount in excess of $50,000 in the aggregate (collectively, the “Interested Party Transactions”).   For purposes hereof, the term “Related Party” shall mean a 5%-or-greater shareholder of Wilber, a director or officer of Wilber or any of its Subsidiaries, or any member of such person’s family or any corporation, partnership, limited liability company, other business entity or trust in which such person or any member of such person’s family has greater than a ten percent (10%) interest, or of which such person or any member of such person’s family is an officer, director, partner, member or trustee.  Each Interested Party Transaction that is an arrangement to make a loan to the applicable Related Party, or is a deposit or other investment by the applicable Related Party, was an arms’-length transaction approved pursuant to the normal underwriting standards, and substantially upon the normal commercial terms and conditions, that are applicable for comparable transactions to Wilber’s unaffiliated customers.

3.27.           Takeover Statutes Not Applicable; No Rights Agreement.  The Board of Directors of Wilber has taken all actions so that the restrictions contained in Section 912 of the NYBCL applicable to a “business combination” (as defined therein) will not apply to the execution or delivery of this Agreement or any Transaction Document to which Wilber is a party, or to the consummation of the Transactions.  Wilber has no shareholder rights agreement or plan or other similar plan, agreement or arrangement.

3.28.           Investment Securities.  Except for pledges to secure public and trust deposits, Federal Reserve borrowings, repurchase agreements and reverse repurchase agreements entered into in arms’-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the Wilber Financial Statements, and none of the material investments made by Wilber or any of its Subsidiaries since December 31, 2009, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

3.29.           Capitalization.  Wilber and Wilber Bank are “well capitalized” as such term is defined in the rules and regulations promulgated by the Federal Reserve Board and the FDIC.

3.30.           CRA, Anti-Money Laundering and Customer Information Security.  Neither Wilber nor Wilber Bank is aware of, has been advised of, or has reason to believe that any facts or circumstances exist which would cause Wilber Bank: (i) to be deemed not to be in satisfactory compliance in any material respect with the Community Reinvestment Act of 1977, as amended (the “CRA”) and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal or state bank regulators of lower than “satisfactory,” or (ii) to be deemed to be operating in violation in any material respect of the federal Bank Secrecy Act, as amended and its implementing regulations (31 CFR part 103), the USA Patriot Act of 2001, Public Law 107-56 (the “USA Patriot Act”) and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance in any material respect with the privacy of customer information requirements contained in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder as well as the provisions of the Information Security Program adopted by OFSLA pursuant to 12 CFR Part 364.  The Board of Directors of Wilber Bank has adopted, and Wilber Bank has implemented, an anti-money laundering program that meets the requirements in all material respects of Section 352 of the USA Patriot Act and the regulations thereunder.

3.31.           Agreements with and Examination by Banking Authorities.  Except as Previously Disclosed, neither Wilber nor any of its Subsidiaries is a party to any commitment, letter (other than letters addressed to regulated depository institutions generally), written agreement, memorandum of understanding, order to cease and desist with, is subject to any order or directive specifically naming or referring to Wilber or any of its Subsidiaries by, has been required to adopt any board resolution by, any federal or state governmental entity charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits which is currently in effect, and neither Wilber nor any of its Subsidiaries has received notice from any such federal or state governmental entity that any such Person may be required to enter into, or otherwise be subject to, any such commitment, letter, written agreement, memorandum of understanding or cease or desist order.  Except as Previously Disclosed, neither Wilber nor any of its Subsidiaries has been informed by any bank regulator that it is contemplating issuing, requesting or amending any such order, directive, agreement, memorandum of understanding, commitment letter or similar submission.

3.32.           Ownership of CBSI Common Stock.  Neither Wilber nor, to the Knowledge of Wilber, any of its affiliates or associates beneficially owns in the aggregate three percent (3%) or more of the outstanding shares of CBSI Common Stock or, to the Knowledge of Wilber, has acquired shares of CBSI Common Stock which were at any time in the past two years beneficially owned by an “Interested Shareholder” (as defined in CBSI’s certificate of incorporation) if such acquisition occurred other than pursuant to a public offering within the meaning of the Securities Act, in each case such that Wilber would be deemed an “Interested Shareholder” under CBSI’s certificate of incorporation.

3.33.           Disclosure.  None of the representations and warranties of Wilber contained in this Agreement or any of the Transaction Documents to which it is a party, or any of the written information or documents furnished by Wilber to CBSI in connection therewith, taken as a whole, contains or will contain any untrue statement of a material fact, or omits to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CBSI

Except as Previously Disclosed, CBSI hereby represents and warrants to Wilber as follows:

4.1.           Capital Structure of CBSI.  The authorized capital stock of CBSI consists of (i) 500,000 shares of preferred stock, par value $1.00 per share, none of which are issued and outstanding and (ii) 50,000,000 shares of CBSI Common Stock, of which, as of the date hereof, 33,170,510 shares are issued and outstanding and 827,183 shares are held in treasury. All outstanding shares of CBSI Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. None of the shares of CBSI Common Stock has been issued in violation of the preemptive rights of any Person. The shares of CBSI Common Stock to be issued in connection with the Merger have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, nonassessable and free and clear of any preemptive rights.

4.2.           Organization, Standing and Authority of CBSI.  Each of CBSI and its Subsidiaries is a duly organized corporation or bank, validly existing and in good standing under the laws of its incorporation with full corporate power and authority to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as now conducted, except where the failure to be in good standing or to have such power or authority would not have a Material Adverse Effect on CBSI.  Each of CBSI and its Subsidiaries is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on CBSI. CBSI is registered as a bank holding company under the Bank Holding Company Act.

4.3.           Authorized and Effective Agreement.

(a)           CBSI has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement and each of the Transaction Documents to which it is a party.  The execution and delivery of this Agreement and each such Transaction Document and the consummation of the Transactions have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CBSI.  The Board of Directors of CBSI has approved and adopted this Agreement and the Merger.

(b)           This Agreement and each Transaction Document to which CBSI is a party have been duly executed and delivered by CBSI and, assuming the accuracy of the representation contained in Section 3.4(b) hereof, this Agreement constitutes the legal, valid and binding obligations of CBSI, enforceable against CBSI in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)           Neither the execution and delivery by CBSI of this Agreement or any Transaction Document to which it is a party, nor consummation of the Transactions, nor compliance by CBSI with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of CBSI, (ii) assuming the consents and approvals contemplated by Section 5.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of CBSI or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which CBSI or any of its Subsidiaries is a party, or (iii) assuming the consents and approvals contemplated by Section 5.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, conflict with or violate any law, order, writ, injunction, decree, statute, rule or regulation applicable to CBSI or any of its Subsidiaries or their respective assets; except, in case of clauses (ii) and (iii) above, for any such breach, default, right, lien, charge, encumbrances, violation or conflict which, individually or in the aggregate, would not have a Material Adverse Effect on CBSI.

(d)           Other than as contemplated by Section 5.3 hereof, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other Person, is required to be made or obtained by CBSI on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement or any of the Transaction Documents to which it is a party or the consummation of the Transactions. As of the date hereof, CBSI is not aware of any reason that the condition set forth in Section 6.1(b) of this Agreement would not be satisfied.

4.4.           Regulatory Filings.  Each of CBSI and its Subsidiaries has filed all reports required by statute or regulation to be filed with any federal or state bank regulatory agency, except where the failure to so file would not have a Material Adverse Effect on CBSI, and such reports were prepared in accordance with the applicable statutes, regulations and instructions in existence as of the date of filing of such reports in all material respects.

4.5.           SEC Documents; Financial Statements; Books and Records; Minute Books.  CBSI has filed all forms, reports and documents required to be filed with the SEC since January 1, 2007.  The SEC Documents (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The CBSI Financial Statements filed by CBSI in its SEC Documents prior to the date of this Agreement fairly present, and the CBSI Financial Statements filed by CBSI in its SEC Documents after the date of this Agreement will fairly present, the consolidated financial position of CBSI as of the dates indicated and the consolidated income, changes in shareholders’ equity and cash flows of CBSI and its consolidated Subsidiaries for the periods then ended and each such financial statement has been or will be, as the case may be, prepared in conformity with GAAP applied to financial institutions applied on a consistent basis, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount, and may not contain certain related notes as may be permitted by the applicable rules promulgated by the SEC.  The books and records of CBSI and each of its Subsidiaries fairly reflect in all material respects the transactions to which it is a party or by which its properties are subject or bound.  Such books and records have been properly kept and maintained and are in compliance with all applicable legal and accounting requirements in all material respects.

4.6.           Material Adverse Change.  CBSI has not, on a consolidated basis, suffered any change in its financial condition, results of operations or business since December 31, 2009, which, individually or in the aggregate with any other such changes, would constitute a Material Adverse Effect with respect to CBSI.

4.7.           Absence of Undisclosed Liabilities.  Neither CBSI nor any of its Subsidiaries has any liability (contingent or otherwise) that is material to CBSI on a consolidated basis, or that, when combined with all similar liabilities, would be material to CBSI on a consolidated basis, except as disclosed in the CBSI Financial Statements contained in an SEC Document filed prior to the date hereof and except for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 2010.

4.8.           Tax Matters.

(a)           CBSI and each CBSI Subsidiary have timely filed federal income tax returns for each year through December 31, 2009 and have timely filed, or caused to be filed, all other Tax Returns required to be filed with respect to CBSI or any of its Subsidiaries, except where the failure to file timely such federal income and other Tax Returns would not, in the aggregate, have a Material Adverse Effect on CBSI.  All Taxes due by or on behalf of CBSI or any of its Subsidiaries have been paid or adequate reserves have been established on the CBSI Financial Statements for the payment of such Taxes, except where any such failure to pay or establish adequate reserves would not, in the aggregate, have a Material Adverse Effect on CBSI. Neither CBSI nor any of its Subsidiaries will have any material liability for any such Taxes in excess of the amounts so paid or reserves or accruals so established except where such liability would not have a Material Adverse Effect on CBSI.

(b)           All Tax Returns filed by CBSI and each of its Subsidiaries are complete and accurate in all material respects.  Neither CBSI nor any CBSI Subsidiary is delinquent in the payment of any material Tax, and, except as Previously Disclosed, none of them has requested any extension of time within which to file any Tax Returns which have not since been filed.  Except as Previously Disclosed or as fully settled and paid or accrued on the CBSI Financial Statements, no material audit examination, deficiency, adjustment, refund claim or litigation with respect to Tax Returns, paid Taxes, unpaid Taxes or Tax attributes of CBSI or any of its Subsidiaries has been proposed, asserted or assessed (tentatively or otherwise).

(c)           Except as Previously Disclosed, neither CBSI nor any of its Subsidiaries is required to include in income any adjustment in any taxable period ending after the date hereof pursuant to Section 481(a) of the Code other than any adjustment for which it already has made an accrual.

4.9.           Employee Benefit Plans.

(a)           Each of the CBSI Plans complies with the requirements of applicable law, including ERISA and the Code, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on CBSI. For purposes of this Agreement, the term “CBSI Plan” means each bonus, incentive compensation, severance pay, medical or other insurance program, retirement plan, or other employee benefit plan program, agreement or arrangement sponsored, maintained or contributed to by CBSI or any ERISA Affiliate or under which CBSI or any ERISA Affiliate has any liability or obligation. No liability under Title IV of ERISA has been incurred by CBSI or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to CBSI or any ERISA Affiliate of incurring any such liability. Full payment has been made, or will be made in accordance with Section 404(a)(6) of the Code of all amounts that CBSI or any ERISA Affiliate is required to pay under Section 412 of the Code or under the terms of the CBSI Plans, and no accumulated funding deficiency (within the meaning of Section 412 of the Code) exists with respect to any CBSI Plan.

(b)           Neither CBSI nor, to the Knowledge of CBSI, any ERISA Affiliate of CBSI, nor any of the CBSI Plans, nor, to the Knowledge of CBSI, any trust created thereunder, nor any trustee or administrator thereof has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) in connection with which CBSI or any ERISA Affiliate of CBSI could reasonably be expected to, either directly or indirectly, incur any material liability or material cost.

(c)           A favorable determination letter has been issued by the IRS with respect to each of the CBSI Plans that is intended to be “qualified” within the meaning of Section 401(a) of the Code to the effect that such plan is so qualified and, to the Knowledge of CBSI, no condition exists that could adversely affect the qualified status of any such CBSI Plan. Each of the CBSI Plans that is intended to satisfy the requirements of Section 125 or 501(c)(9) of the Code satisfies such requirements in all material respects.

4.10.           Legal Proceedings.  Except as Previously Disclosed, there are no actions, suits or proceedings instituted, pending or, to the Knowledge of CBSI, threatened against CBSI or any of its Subsidiaries or against any asset, interest or right of CBSI or any of its Subsidiaries that, if decided against CBSI or any of its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect on CBSI.  There are no actual or, to the Knowledge of CBSI, threatened actions, suits or proceedings which present a claim to restrain or prohibit the Transactions or to impose any material liability or restrictions in connection therewith.

4.11.           Brokers and Finders.  Neither CBSI nor any of its Subsidiaries, nor any of their respective officers, directors or employees, has engaged any broker, finder or financial advisor or become obligated to or incurred any liability for any fees or commissions in connection with the Transactions, except for the firm of Janney Montgomery Scott, LLC to provide financial advice with respect to the transaction provided for in this Agreement.

4.12.           Environmental Liability.  Neither CBSI nor any of its Subsidiaries has received any written notice of any legal, administrative, arbitral or other proceeding, claim or action and, to the Knowledge of CBSI, there is no governmental investigation of any nature pending, in each case that would reasonably be expected to result in the imposition on CBSI or any of its Subsidiaries of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, CERCLA; there are no facts or circumstances which would reasonably be expected to form the basis for any such proceeding, claim, action or governmental investigation that would impose any such liability; and neither CBSI nor any of its Subsidiaries is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

4.13.           Compliance with Laws.  CBSI and each of its Subsidiaries is in compliance in all material respects with all statutes and regulations applicable to the conduct of its business, and since January 1, 2007 neither CBSI nor any of its Subsidiaries has received notification from any agency or department of federal, state or local government (i) asserting a violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) in any way restricting or limiting its operations.  Neither CBSI nor any of its Subsidiaries is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment which would, individually or in the aggregate, have a Material Adverse Effect on CBSI, or has received any communication contemplating any of the foregoing.

4.14.           Certain Information.  When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness up to and including the time of the Wilber Shareholders’ Meeting to vote upon the approval of this Agreement, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth or incorporated by reference therein furnished by CBSI relating to CBSI or any of its Subsidiaries, (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.  All information concerning CBSI and its directors, officers, and shareholders included (or submitted for inclusion) in any application and furnished by it pursuant to Sections 5.2 or 5.3 of this Agreement shall be true, correct and complete in all material respects.

4.15.           Tax Treatment.  As of the date of this Agreement, CBSI knows of no reason relating to it which would reasonably cause it to believe that the Merger will not qualify as a reorganization under Section 368(a) of the Code.

4.16.           Merger Consideration.  CBSI will have, at the Effective Time, unissued shares of Common Stock and shares of Common Stock held in its treasury that are not reserved for any other purpose sufficient to issue the number of shares of CBSI Common Stock contemplated by Article II, and a sufficient amount of cash to pay the amount contemplated by Article II.

4.17.           Properties.  CBSI and its Subsidiaries have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, which are material to the business of CBSI on a consolidated basis, and which are reflected on the CBSI Financial Statements as of December 31, 2009 or acquired after such date, except (i) liens for Taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business as reflected in the books and records of CBSI, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) dispositions and encumbrances for adequate consideration in the ordinary course of business consistent with past practice.  To the Knowledge of CBSI, all leases pursuant to which CBSI or any of its Subsidiaries, as lessee, leases real and personal property which, individually or in the aggregate, are material to the business of Wilber on a consolidated basis are valid and enforceable against the lessor in accordance with their respective terms.

4.18.           CBSI Information.  The information regarding CBSI and its Subsidiaries to be supplied by CBSI for inclusion in the Registration Statement, any filings or approvals under applicable state securities laws, or any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  The portions of the Registration Statement and Proxy Statement/Prospectus that relate to CBSI or any of its Subsidiaries will comply as to form in all material respects with the provisions of the Exchange Act and the Securities Act, as applicable, and the rules and regulations thereunder.

4.19.           Agreements with and Examination by Banking Authorities.  Except as Previously Disclosed, neither CBSI nor any of its Subsidiaries is a party to any commitment, letter (other than letters addressed to regulated depository institutions generally), written agreement, memorandum of understanding, order to cease and desist with, is subject to any order or directive specifically naming or referring to CBSI or any of its Subsidiaries by, has been required to adopt any board resolution by, any federal or state governmental entity charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits which is currently in effect, and neither CBSI nor any of its Subsidiaries has received notice from any such federal or state governmental entity that any such Person may be required to enter into, or otherwise be subject to, any such commitment, letter, written agreement, memorandum of understanding or cease or desist order.  Except as Previously Disclosed, neither CBSI nor any of its Subsidiaries has been informed by any bank regulator that it is contemplating issuing, requesting or amending any such order, directive, agreement, memorandum of understanding, commitment letter or similar submission.

ARTICLE V

COVENANTS

5.1.           Shareholders’ Meeting.  Wilber shall call and give notice of the Wilber Shareholders’ Meeting as promptly as practicable after the Registration Statement contemplated by Section 5.2 is first declared effective by the SEC, but in no event later than 10 days after the date of such effectiveness (the “Registration Statement Effective Date”), for the purpose of voting upon the approval of this Agreement, and Wilber shall use all reasonable efforts to hold the Wilber Shareholders’ Meeting as soon as practicable after the Registration Statement Effective Date, subject to the applicable notice requirements under the NYBCL.  Subject to the fiduciary duties of the Board of Directors of Wilber, as determined after consultation with outside counsel and financial advisors, (i) the Board of Directors of Wilber shall recommend that the shareholders vote in favor of the approval of this Agreement, and (ii) Wilber shall solicit from its shareholders proxies in favor of approval of this Agreement and shall take all other action necessary or desirable to secure the vote of shareholders to obtain such approval.  Notwithstanding any withdrawal, modification or change in any recommendation of the Board of Directors of Wilber, Wilber agrees to hold the Wilber Shareholders’ Meeting within the time period specified above unless this Agreement is terminated in accordance with its terms.

5.2.           Proxy Statement; Registration Statement.  As promptly as practicable after the date hereof, CBSI shall prepare and file the Registration Statement with the SEC, and Wilber shall cooperate in the preparation of the Registration Statement, which shall include the Proxy Statement/Prospectus to be mailed to the shareholders of Wilber in connection with obtaining their approval of this Agreement.  CBSI will advise Wilber, promptly after it receives notice thereof, of the time when the Registration Statement or any post-effective amendment thereto has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of qualification of the CBSI Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.  If, at any time prior to the Effective Time, any event or circumstance relating to a party to this Agreement, or its directors, officers or shareholders who have filed a Schedule 13D under the Exchange Act, shall be discovered by such party that pursuant to the Securities Act or the Exchange Act should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement/Prospectus included therein, such party shall promptly notify the other party.  To the extent applicable, CBSI shall take all actions necessary to register or qualify the shares of CBSI Common Stock to be issued in the Merger pursuant to all applicable state “blue sky” or securities laws and shall maintain such registrations or qualifications in effect for all purposes hereof. CBSI shall apply for, and shall use reasonable best efforts to obtain, approval to list the shares of CBSI Common Stock to be issued in the Merger on the NYSE, subject to official notice of issuance, prior to the Effective Time.

5.3.           Applications.

(a)           As promptly as practicable after the date hereof, and after a reasonable opportunity for review by the other party and its counsel, CBSI and Wilber shall submit any requisite applications for prior approval of, and notices with respect to, the Transactions to the OCC and the Federal Reserve Board, and each of the parties hereto shall, and shall cause its Subsidiaries to, submit any applications, notices or other filings to any other state or federal government agency, department or body, the approval of which is required or desirable for consummation of the Merger.  Wilber and CBSI each represents and warrants to the other that all information concerning it and its directors, officers, shareholders and Subsidiaries included (or submitted for inclusion) in any such application and furnished by it shall be true, correct and complete in all material respects.  Each party agrees to consult with the other party with respect to obtaining all necessary approvals and consents and each will keep the other apprised of the status of matters relating to such approvals and consents, including providing the other party with copies of all material written communications to, or received from, any regulatory authority in respect of the Transactions.  The parties agree to cooperate with each other in seeking regulatory approvals by, among other things, providing each other with information which may be necessary or advisable in connection with any application to or filing with, any regulatory authority.

(b)           Wilber has submitted and hereafter may submit one or more applications to the appropriate regulatory authorities to approve the payment of severance, separation or change-of-control payments owed to an employee or former employee pursuant to a contract or a Wilber Plan.  In the event that any such application remains pending at the Effective Time, CBSI will pursue the application before the regulatory authorities in good faith until a determination is made.

5.4.           Best Efforts.

(a)           Subject to the terms and conditions of this Agreement, CBSI and Wilber shall each use reasonable best efforts in good faith to (i) furnish such information as may be required or desirable in connection with the preparation of the documents referred to in Sections 5.2 and 5.3 above, and (ii) take or cause to be taken all action necessary or desirable on its part so as to permit consummation of the Merger at the earliest possible date, including, without limitation, (1) obtaining the consent or approval of Persons whose consent or approval is required for consummation of the Transactions, provided that Wilber shall not agree to make any payments or modifications to agreements in connection therewith without the prior written consent of CBSI, which consent shall not be unreasonably withheld or delayed, and (2) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors.  Subject to the terms and conditions of this Agreement, no party hereto shall take or fail to take, or cause or permit its Subsidiaries to take or fail to take, or to the best of its ability permit to be taken or not to be taken by any third party, any action that would substantially impair the prospects of completing the Merger pursuant to this Agreement, that would materially delay such completion, or that would adversely affect the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.  In the event that either party has taken any action, whether before, on or after the date hereof, that would adversely affect such qualification, each party shall take such action as the other party may reasonably request to cure such effect to the extent curable without a Material Adverse Effect on either of the parties.

(b)           Each party hereto shall give prompt notice to the other party of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Closing Date such that the condition set forth in Section 6.2(a) or 6.3(a), as applicable, would not be met if such failure to be true or accurate were to occur or be continuing on the Closing Date, and (ii) any material failure of any party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable best efforts in good faith to remedy such failure.

(c)           From the date of this Agreement through the Effective Time, to the extent permitted by law, Wilber shall cause Wilber Bank to provide such assistance to Community Bank as reasonably necessary for Community Bank to prepare for the conversion and transfer in connection with the Merger all information concerning the loans, deposits and other assets and liabilities of Wilber Bank into Community Bank’s own data processing system, with a view to facilitating the integration of Community Bank’s and Wilber Bank’s systems and otherwise combining Community Bank’s and Wilber Bank’s operations upon consummation of the Merger.  Such assistance shall include providing Community Bank with computer file instructions with respect to the information in its data processing system regarding the assets and liabilities of Wilber Bank, together with operational procedures designed to implement the transfer of such information to Community Bank, provided that the confidentiality of customer information shall be preserved and no information shall be transferred until the Effective Time. After execution of this Agreement, Wilber Bank and Community Bank shall each designate an individual to serve as liaison concerning the transfer of data processing information and other similar operational matters.  Prior to the Effective Time, Wilber shall not enter into, extend, modify, terminate, or allow to expire, any agreement with a third party vendor providing information technology or data processing services or software to Wilber or Wilber Bank without the prior written consent of CBSI, which consent will not be unreasonably withheld or delayed.

(d)           Each party shall provide, and shall request its auditors to provide, the other party with such historical financial information regarding it (and related audit reports and consents) as the other party may reasonably request for disclosure purposes under the Securities Laws.

5.5.           Investigation and Confidentiality.

(a)           Wilber and CBSI each will keep the other advised of all material developments relevant to its and its Subsidiaries’ businesses and to consummation of the Transactions.  Without limiting the generality of the foregoing, (i) representatives of Wilber and CBSI shall confer periodically regarding the financial condition, assets, liabilities, operations and business of Wilber and Wilber Bank and matters relating to the completion of the Transactions, and (ii) as soon as reasonably available, but in no event more than three (3) business days after filing, Wilber shall furnish to CBSI all reports filed by it or Wilber Bank with, and all material notices received by it or Wilber Bank from, any regulatory authority subsequent to the date hereof, subject to any regulatory requirements to maintain the confidentiality of such reports and notices.

(b)           Wilber and CBSI each may make or cause to be made such investigation of the financial and legal condition of the other as such party reasonably deems necessary or advisable in connection with the Transactions, provided, however, that such investigation shall be reasonably related to such transactions and the party conducting such investigation shall use its reasonable best efforts to minimize any disruptions to the operations of the other party.  CBSI and Wilber agree to furnish the other and the other’s advisors with such financial data, assets, liabilities and other information with respect to its business and properties as such other party shall from time to time reasonably request, including, without limitation, information with respect to Wilber’s delinquent or problem Loans of the nature described in Section 3.7 and Section 3.11.

(c)           Promptly following the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been required to have been Previously Disclosed to the other party, each party shall update its disclosure letter required to be delivered under the terms of this Agreement unless such event or fact is disclosed in an SEC Document filed with the SEC.  Without limiting the generality of the foregoing, Wilber shall provide CBSI, no later than fifteen (15) days after the end of each month, a written update on each of its delinquent and problem Loans of the nature described in Section 3.7 and Section 3.11.

(d)           No update of a party’s disclosure letter after the date hereof, and no investigation done after the date hereof pursuant to this Section 5.5 or otherwise, shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate the Merger of, any party hereto.

(e)           Each party hereto shall hold all information furnished by the other party or any of such party’s Subsidiaries or representatives pursuant to this Agreement in confidence and in accordance with the confidentiality agreements dated August 4, 2010 and October 1, 2010, between Wilber and CBSI (collectively, the “Confidentiality Agreements”).

5.6.           Press Releases and Other Public Disclosures.  Wilber and CBSI shall agree with each other as to the form and substance of any press release related to this Agreement or the Transactions, and shall consult and agree with each other as to the form and substance of other public disclosures related thereto, including without limitation, any communications with securities market professionals and investors, provided, however, that nothing contained herein shall prohibit any party, following notification to the other parties, from making any disclosure which is required by applicable law or NYSE rules.

5.7.           Actions Pending the Merger.

(a)           Prior to the Closing Date, and except as otherwise provided for by this Agreement or consented to or approved in writing by the other party hereto, each of CBSI and Wilber shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to preserve its properties, business and relationships with customers, employees and other persons.

(b)           Except with the prior written consent of CBSI (which consent will not be unreasonably withheld or delayed) or as expressly permitted by this Agreement, Wilber shall not, and shall not permit any of its Subsidiaries to:

(1)           carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, or incur an obligation in excess of $50,000 in the aggregate or which requires performance over more than one year (other than loans and investments booked in the usual, regular and ordinary course of business);

(2)           declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or earnings other than its regular quarterly cash dividends on Wilber Common Stock in amounts consistent with past practice, except for dividends issued by Wilber Bank to Wilber (provided that such dividends are consistent with Wilber Bank’s past practice);

(3)           issue any shares of its capital stock or permit any treasury shares to become outstanding; redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock;

(4)           incur any additional debt obligation or other obligation for borrowed money other than in the ordinary course of business consistent with past practice;

(5)           issue, grant or authorize any Rights (or amend or modify the terms or exercisability of any outstanding Rights) or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization, or redeem, repurchase or otherwise acquire any shares of its capital stock;

(6)           amend or otherwise change its certificate of incorporation or articles of association or bylaws; impose, or suffer the imposition, on any share of capital stock of Wilber of any lien, charge or encumbrance;

(7)           merge or consolidate with, or acquire control over, any Person or create any Subsidiary;

(8)           waive or release any material right or cancel or compromise any material debt or claim other than in the ordinary course of business consistent with past practice with prior notice to CBSI;

(9)           sell, liquidate, pledge or encumber or dispose of, or acquire any, assets with a value in excess of $50,000 (other than assets acquired in foreclosure, in lieu of foreclosure or other legal proceedings relating to collateral for loans in each case in the ordinary course of business consistent with past practice); make any capital expenditure in excess of $50,000 in the aggregate; or establish new branches or other similar facilities, close existing branches or similar facilities or enter into or modify any leases or other contracts relating thereto;

(10)           increase the rate of compensation of, pay or agree to pay any bonus to, or provide any additional employee benefit or incentive (including without limitation, any “change of control” or severance payment) to, any of its directors, officers or employees except  as required by law or contractual obligation in effect as of the date hereof; or become party to, adopt, terminate, amend, or commit itself to, any pension, retirement, profit sharing or welfare benefit plan or agreement or employment agreement, other than in the ordinary course of business consistent with past practice or except as required by existing plans or agreements (provided that Wilber may amend its vacation pay policy to increase the number of vacation days an employee may carry over from one year to another from five days to ten days); or accelerate the vesting of any deferred compensation other than as required by existing plans or agreements;

(11)           change its lending, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law or changes required by a regulatory authority;

(12)           change its methods of accounting in effect at December 31, 2009, except as required by changes in GAAP concurred in by its independent certified public accountants, or change any of its methods of reporting income, deductions or other items for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 2009, except as required by applicable law;

(13)           take any action that could result in (i) any of its representations or warranties in this Agreement being or becoming untrue in any material respects at any time prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VI not being satisfied, except as may be required by law or (iii) materially delaying the receipt of necessary regulatory approvals for the Transactions except as may be required by law or regulatory requirement; or

(14)           agree to do any of the foregoing or take any other action which would in any manner interfere with, impede, delay, or make more costly the consummation of the Transactions.

(c)           CBSI shall not, except with the prior written consent of Wilber (which consent shall not unreasonably be withheld or delayed) or as expressly permitted by this Agreement, carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted; provided, however, that nothing herein shall be construed to prevent CBSI from acquiring or agreeing to acquire any Person, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, such Person or taking actions reasonably related thereto, so long as such transaction would not materially delay or prevent the consummation of the Transactions.

5.8.           Conforming Policies.

(a)           Prior to the Effective Time, Wilber shall, consistent with GAAP and applicable law, and on a basis mutually satisfactory to it and CBSI, use its best efforts to modify and change its accounting, investment, loan, litigation and real estate valuation policies and practices (including loan classifications, content and size of investment portfolio, and levels of reserves and accruals) so as to be applied, in all material respects, on a basis that is consistent with that of CBSI.  Prior to the Effective Time, Wilber and CBSI shall review the adequacy of reserves for loan losses currently established by Wilber and, if deemed warranted by both parties under GAAP, Wilber shall make mutually acceptable changes to such reserves.  Wilber shall cooperate with CBSI in planned actions discussed as part of the due diligence process which are designed to improve the short and long-term performance of Wilber and eliminate or reduce any potential earnings per share dilution of CBSI upon consummation of the Merger.

(b)           Wilber shall consult with CBSI with respect to determining the amount and timing of recognizing, for financial accounting and income Tax reporting purposes, Wilber’s expenses incurred in connection with the Transactions and, subject to GAAP and applicable law, Wilber shall recognize its costs and expenses in connection with the Transactions at such time or times as are reasonably requested by CBSI.

5.9.           Closing.  The Transactions shall be consummated at a closing to take place at the offices of Bond, Schoeneck & King, PLLC on the first business day, or other mutually agreeable time, following satisfaction or waiver of the conditions to consummation of the Merger set forth in Article VI hereof.  Alternatively, the parties may agree that the Closing shall occur without their or their counsel’s physical presence in the same location, through the transmission and execution of documents and instruments using electronic media, including, but not limited to, email and facsimile. Digital signatures produced by such means shall have the same force and effect as handwritten signatures.  If the parties elect to use this method for the Closing, following the Closing, they shall promptly execute handwritten documents and instruments and exchange the signature pages thereof so that each party shall have a complete set of manually signed documents memorializing the Closing.

5.10.           Affiliates.  As soon as practicable after the date hereof, Wilber and CBSI shall cooperate and use their best reasonable efforts to identify those Persons who may be deemed to be “affiliates” of Wilber within the meaning of Rule 145 promulgated by the SEC under the Securities Act.  Wilber and CBSI shall use their respective best reasonable efforts to cause each person so identified to deliver to CBSI or Wilber, as the case may be, no later than 30 days after the date hereof, an Affiliates Agreement, substantially in the form attached hereto as Exhibit C (collectively, the “Affiliates Agreement”).

5.11.           Employee Benefits; Directors and Management; Indemnification.

(a)           The current employees of Wilber or any of its Subsidiaries who continue as employees of CBSI or its Subsidiaries after the Effective Time shall be given credit for past service with Wilber for purposes of determining eligibility for and vesting of employee benefits (but not for pension benefit accrual purposes) under all welfare and retirement programs maintained by CBSI or its Subsidiaries in which such employees participate following the Merger.  In the event that the employment of any current employee of Wilber or any of its Subsidiaries shall be terminated without cause after the Effective Time, such employee shall be entitled (subject to meeting applicable eligibility and vesting requirements) to receive (i) for any such employee terminated within twelve months after the Effective Time, severance benefits in accordance with the terms of the Wilber severance plan in effect on the date hereof, (ii) for any such employee terminated later than twelve months after the Effective Time, severance benefits in accordance with the terms of the CBSI severance plan in effect on the date of termination, and (iii) credit under Wilber’s or CBSI’s vacation policy (as applicable) for service after January 1, 2011 of the greater of (y) one week’s vacation plus documented unused vacation days carried over from the prior year, or (z) the number of weeks vacation determined in accordance with Wilber’s vacation policy (if such termination is effective at the Effective Time) or CBSI’s vacation policy (if such termination is effective after the Effective Time) plus documented unused vacation days carried over from the prior year, which vacation time, if not used prior to the date of termination, shall be paid in lump sum upon termination of employment.

(b)           Prior to the Effective Time, Wilber shall take all actions that may be requested by CBSI in writing upon advance notice of not less than 30 days with respect to (i) causing one or more Wilber Plans to terminate as of the Effective Time or for benefit accrual and entitlements to cease as of the Effective Time, (ii) causing the continuation on and after the Effective Time of any contract, arrangement or insurance policy relating to any Wilber Plan for such period as may be requested by CBSI, or (iii) cooperating with CBSI to facilitate the merger of any Wilber Plan into any CBSI Plan as of or following the Effective Time; provided that advance notice of not less than 90 days shall be provided with respect to the termination of Wilber’s defined benefit pension plan or 401K plan.

(c)           Prior to the Effective Time, CBSI shall cause its Board of Directors and Community Bank’s Board of Directors to take all requisite actions to expand the size thereof by two directors and appoint Brian R. Wright and Alfred S. Whittet (collectively, the “Nominees”) as directors of CBSI and Community Bank to fill the vacancies created by the expansion, effective as of the Effective Time.  Each Nominee shall be appointed to CBSI’s Board and Community Bank’s Board provided that, in the exercise of their fiduciary duties, the Boards of CBSI and Community Bank have determined that each such person satisfies all requirements generally applicable to nominees and directors serving on the Boards of CBSI and Community Bank, including requirements under applicable law and regulations, CBSI’s and Community Bank’s Bylaws, and CBSI’s Corporate Governance Guidelines as administered by its Nominating and Corporate Governance Committee.  Subject to the exercise of the fiduciary duties of CBSI’s Board of Directors, CBSI shall cause the Nominating and Corporate Governance Committee to nominate, and shall cause its Board to recommend for election, the Nominees at CBSI’s 2011 annual meeting of stockholders.  In the event a Nominee resigns or otherwise becomes ineligible to serve prior to the 2011 annual meeting, a majority of the members of the Advisory Board shall be entitled to recommend to CBSI’s Nominating and Corporate Governance Committee an individual to serve as his or her replacement.  Such substitute nominee must meet all of the qualifications for serving on the Boards of CBSI and Community Bank that generally may apply to nominees and directors at the time of election.  Nothing contained in this Section 5.11(c) shall be construed to limit the ability of the respective Boards of Directors of CBSI and Community Bank to further increase the size of such Boards from time to time as they may deem appropriate.

(d)           (1)           In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person (the “Indemnified Party”) who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of Wilber is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Wilber or any of its Subsidiaries, or (ii) this Agreement or any of the Transactions, whether in any case asserted or arising before or after the Effective Time, CBSI shall, for a period of six years after the Effective Time, indemnify and hold harmless, to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney’s fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by the DGCL upon receipt of any undertaking required by the DGCL), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with CBSI; provided, however, that (1) CBSI shall have the right to assume the defense thereof and upon such assumption CBSI shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if CBSI elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between CBSI and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after notification, and CBSI shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) CBSI shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (3) CBSI shall not be liable for any settlement effected without its prior written consent, and (4) CBSI shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 5.11(d), upon becoming aware of any such claim, action, suit, proceeding or investigation, shall promptly notify CBSI thereof, provided that the failure of any Indemnified Party to so notify CBSI shall relieve it of its obligations to indemnify hereunder to the extent that such failure materially prejudices CBSI.

(2)           To the extent that the certificate of incorporation, bylaws and similar governing documents of Wilber and its Subsidiaries entitle the directors, officers and employees of Wilber and its Subsidiaries to indemnification rights greater than those provided in subparagraph (1) above, CBSI agrees that all rights to indemnification and all limitations on liability existing in favor of the directors, officers and employees of Wilber and any of its  Subsidiaries as provided in their respective certificates of incorporation, bylaws or similar governing documents as in effect as of the date of this Agreement with respect to matters occurring prior to the Effective Time shall survive the Merger, and shall continue in full force and effect, and shall be honored by such entities or their respective successors as if they were the indemnifying party thereunder, without any amendment thereto, for a period of six years from the Effective Time.

(3)           CBSI will use its reasonable best efforts directly or indirectly to cause the persons who served as directors or officers of Wilber on or before the Effective Time to be covered by Wilber’s existing directors’ and officers’ liability insurance policy (provided that CBSI may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) but in no event shall any insured person be entitled under this Section to insurance coverage more favorable than that provided to him or her in such capacities as of the date hereof with respect to acts or omissions resulting from their service as such on or prior to the Effective Time. Such insurance coverage shall commence at the Effective Time and will be provided for a period of no less than six years after the Effective Time; provided, however, that in no event shall CBSI be required to expend more than 150% of the current amount expended by Wilber to maintain or procure insurance coverage pursuant hereto.  Prior to the Effective Time, Wilber agrees to renew any such existing insurance or to purchase any “discovery period” insurance provided for thereunder at CBSI’s request.

5.12.           Dividends; Termination of DRIP Plan.  After the date of this Agreement, CBSI and Wilber shall coordinate with the other regarding the declaration of any dividends in respect of CBSI Common Stock and Wilber Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Wilber Common Stock shall not receive dividends other than regular dividends thereon, subject to any regulatory limitations, or fail to receive such regular dividends subject to any regulatory limitations, for any calendar quarter prior to the Effective Time with respect to their shares of Wilber Common Stock and for any calendar quarter following the Effective Time with respect to any shares of CBSI Common Stock that such holder receives as Merger Consideration.  Wilber shall suspend its DRIP Plan effective as of the date of this Agreement with the effect that no additional shares of Wilber Common Stock shall be issued thereunder prior to the Effective Time or the termination of this Agreement. Prompt notice of such suspension shall be given to all Wilber shareholders. Upon the Effective Time, the DRIP Plan shall be terminated, and Wilber and CBSI shall cooperate in providing any required notice of such termination of such termination to the shareholders of Wilber.

5.13.           Advisory Board.  Promptly following the Effective Time, CBSI shall cause Community Bank to be form an advisory board (the “Advisory Board”) and invite each member of Wilber’s Board of Directors (other than members who are elected to CBSI’s Board of Directors pursuant to Section 5.11(c)) to serve on the Advisory Board. The Advisory Board shall be comprised of such Directors of Wilber who accept the invitation to serve on it, and the President and Chief Executive Officer of CBSI.  The purpose and function of the Advisory Board will be to advise Community Bank on deposit, lending and financial services activities in Wilber’s former market area and to insure a smooth transition of business relationships in connection with the Merger and the continued development of business relationships throughout such market area.  Each member of the Advisory Board, other than the President and Chief Executive Officer of CBSI, shall be paid for each meeting he or she actually attends an amount equal to (i) $5,000 per quarter divided by (ii) the number of meetings held in any given quarter, in cash, in consideration for his or her services on the Advisory Board.  The term of the Advisory Board shall be for a two-year period following the Effective Time.

5.14.           Takeover Laws.  No party hereto shall take any action that would cause the Transactions to be subject to the requirements imposed by any Takeover Law, and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) all such transactions from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.  For purposes of this Section, “Takeover Law” shall mean (a) any law or regulation regulating hostile takeovers, or mergers, business combinations, sale of control, affiliate transactions involving interested shareholders or related parties, or (b) any antitrust law or regulation which is applicable to the Transactions.

5.15.           No Solicitation.

(a)           Subject to Section 5.15(b) hereof, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, neither Wilber nor any Person acting on behalf of Wilber shall, directly or indirectly, (a) solicit, initiate or respond to discussions or engage in negotiations with any Person (whether such negotiations are initiated by Wilber or otherwise) or take any other action intended or designed to facilitate the efforts of any Person, other than CBSI, relating to the possible acquisition, recapitalization or other business combination involving Wilber or any of its Subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets (with any such efforts by any such Person, including a firm proposal to make such an acquisition, to be referred to as “Takeover Proposal”), (b) provide non-public information with respect to Wilber or any of its Subsidiaries to any Person, other than  CBSI and its professional advisors or Wilber’s professional advisors, or (c) enter into an agreement, or a letter of intent or term sheet, with any Person, other than CBSI, providing for a possible Takeover Proposal.  If Wilber receives any offer or proposal relating to a Takeover Proposal, Wilber shall immediately notify CBSI thereof, including information as to the identity of the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be.

(b)           (i)           Notwithstanding anything to the contrary contained in Section 5.15(a),  prior to the Closing or the termination of this Agreement in accordance with its terms, Wilber may, to the extent the Board of Directors of Wilber determines, in good faith, after consultation with outside legal counsel, that the Board’s fiduciary duties require it to do so, participate in discussions or negotiations with, and, subject to the requirements of Section 5.15(c), furnish non-public information, and afford access to the properties, books or records of Wilber or any of its Subsidiaries, to any Person after such Person has delivered to Wilber in writing an unsolicited bona fide Takeover Proposal with respect to Wilber or any of its Subsidiaries (which has not been withdrawn) which the Board of Directors of Wilber in its good faith judgment determines, after reasonable inquiry and consultation with its financial advisor (i) would be reasonably likely to result in a transaction more favorable than that contemplated by this Agreement to the shareholders of Wilber (which judgment must be reasonable), and (ii) that the Person making such Takeover Proposal is financially capable of consummating such Takeover Proposal or that the financing necessary to consummate such Takeover Proposal, to the extent required, is then committed or is capable of being obtained by such Person (a “Superior Proposal”).  In addition, notwithstanding the provisions of Section 5.15(a) above,  in connection with a submitted, written bona fide Takeover Proposal or potential Takeover Proposal, Wilber shall refer any third party to this Section 5.15 or make a copy of this Section 5.15 available to such third party.

(ii)           In the event Wilber or any of its Subsidiaries receives a Superior Proposal, nothing contained in this Agreement (but subject to the terms of this Section 5.15(b)) will prevent the Board of Directors of Wilber from recommending such Superior Proposal to the shareholders of Wilber, if the Board determines, in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties; in such case, the Board of Directors of Wilber may withdraw, modify or refrain from making its recommendations set forth in the relevant sections in this Agreement; provided, however, that Wilber shall (A) provide CBSI at least 96 hours prior notice of any meeting of the Board of Directors of Wilber at which such Board of Directors is reasonably expected to consider a Superior Proposal, (B) not recommend to its shareholders a Superior Proposal for a period of not less than the greater of four full business days and 96 hours after CBSI’s receipt of a copy of such Superior Proposal and the identity of the third party, and (C) not enter into a definitive agreement relating to such Superior Proposal unless CBSI fails to match the terms of the Super Proposal within the greater of four full business days and 96 hours after CBSI’s receipt of a copy of such Superior Proposal and the identity of the third party; and provided, further, that unless this Agreement is terminated pursuant to ARTICLE VII, nothing contained in this Section 5.15(b) shall limit Wilber’s obligation to hold and convene a special meeting of its shareholders (regardless of whether the recommendation of the Board of Directors of Wilber shall have been withdrawn, modified or not yet made) or to provide the shareholders of Wilber with material information relating to such meeting.

(c)           Notwithstanding anything to the contrary herein, neither Wilber nor any of its Subsidiaries shall provide any non-public information to a third party unless: (x) Wilber provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of oral or written confidential information substantially equivalent to the terms in the Confidentiality Agreements heretofore entered into by the parties hereto; and (y) such non-public information has been previously delivered or made available to CBSI.

ARTICLE VI

CONDITIONS PRECEDENT

6.1.           Conditions Precedent to Obligations of CBSI and Wilber.  The respective obligations of the parties to effect the Merger shall be subject to satisfaction or waiver of the following conditions at or prior to the Closing Date:

(a)           All corporate action necessary to authorize the execution, delivery and performance of this Agreement and consummation of the Transactions, including without limitation the Wilber shareholder approval contemplated by Section 5.1 hereof, shall have been duly and validly taken;

(b)           The parties hereto shall have received all regulatory approvals required or mutually deemed necessary in connection with the Transactions, all notice periods and waiting periods required under applicable law or by the terms of such approvals shall have passed, and all conditions contained in any such approval required to have been satisfied prior to consummation of such Transactions shall have been satisfied;

(c)           The Registration Statement (including any post-effective amendment thereto) shall be effective under the Securities Act, no stop order suspending the effectiveness of such Registration Statement shall have been issued and no proceeding shall be pending or threatened in writing by the Commission to suspend the effectiveness of such Registration Statement, and CBSI shall have received all “blue sky” or state securities approvals or other authorizations, or confirmations as to the availability of an exemption from registration requirements as may be necessary;

(d)           There shall not have been instituted, pending or threatened in writing any action or proceeding by any governmental authority or administrative agency or in a court of competent jurisdiction, nor shall there be in any effect any judgment, order, decree or injunction of any governmental authority, administrative agency or court of competent jurisdiction, or any other legal restraint, preventing or seeking to prevent the consummation of the Transactions;

(e)           The shares of CBSI Common Stock issuable in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance;

(f)           Wilber shall have received an update, dated as of the date of the Proxy Statement/Prospectus, of the written fairness opinion received from Austin Associates LLC confirming that the Merger Consideration is fair, from a financial point of view, to the shareholders of Wilber; and

(g)           Wilber shall have received an opinion of Hinman, Howard and Kattell, LLP, in form and substance reasonably satisfactory to Wilber and CBSI, dated as of the date the Registration Statement is effective and on the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinions, the Merger will be treated for federal income tax purposes as a reorganization or part of a reorganization within the meaning of Section 368(a) of the Code, and that:

(1)           Wilber and CBSI will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

(2)           No gain or loss will be recognized by CBSI or Wilber as a result of the Merger (except for amounts resulting from any required change in accounting methods, any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Code, or other exceptions as set forth in such opinion);

(3)           No gain or loss will be recognized by Wilber shareholders who receive only shares of CBSI Common Stock in exchange for their shares of Wilber Common Stock, except that gain or loss will be recognized on receipt of cash, if any, in lieu of fractional shares;

(4)           Each Wilber shareholder’s aggregate tax basis in any shares of CBSI Common Stock received in the transaction will be the same as the aggregate tax basis of the shares of Wilber Common Stock such shareholder surrendered in the exchange therefor, decreased by the amount of any cash received and any tax basis allocable to the cash received for fractional shares of CBSI Common Stock, and increased by the amount of gain recognized by the Wilber shareholder with respect to cash received; and

(5)           Gain, but not loss, will be recognized by Wilber shareholders on the exchange of Wilber Common Stock for CBSI Common Stock and cash in an amount equal to the lesser of the Wilber shareholder’s gain realized with respect to such exchange or the amount of cash received; and

(6)           Each Wilber shareholder’s holding period in any shares of CBSI Common Stock received in the transaction will, in each instance, include the period during which the shares of Wilber Common Stock surrendered in exchange therefor were held, provided that such shares of Wilber Common Stock were held as capital assets by the shareholder at the Effective Time.

6.2.           Conditions Precedent to Obligations of Wilber.  The obligations of Wilber to effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date unless waived by Wilber pursuant to Section 7.4 hereof:

(a)           The representations and warranties of CBSI set forth in Article IV hereof shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (or, in the case of any representation and warranty which specifically relates to an earlier date, as of such earlier date), except as otherwise contemplated by this Agreement or consented to in writing by Wilber and except for inaccuracies of representations or warranties which, individually or in the aggregate, do not constitute and could not reasonably be expected to result in a Material Adverse Effect on Wilber (it being understood that, for purposes of determining the accuracy of such representations and warranties, no effect shall be given to any qualifications or exceptions in such representations and warranties relating to materiality or Material Adverse Effect);

(b)           CBSI shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with at or prior to the Closing Date;

(c)           CBSI shall have delivered to Wilber a certificate, dated the Closing Date and signed by its President and Chief Executive Officer, to the effect that the conditions set forth in paragraphs (a) and (b) of this Section have been satisfied;

(d)           Wilber shall have received an Affiliates Agreement from each person identified as an “affiliate” of CBSI, and such Affiliates Agreement shall be in full force and effect.

6.3.           Conditions Precedent to Obligations of CBSI.

The obligations of CBSI to effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date, unless waived by CBSI pursuant to Section 7.4 hereof:

(a)           The representations and warranties of Wilber set forth in Article III hereof shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (or, in the case of any representation and warranty which specifically relates to an earlier date, as of such earlier date), except as otherwise contemplated by this Agreement or consented to in writing by CBSI and except for inaccuracies of representations or warranties which, individually or in the aggregate, do not constitute and could not reasonably be expected to result in a Material Adverse Effect on Wilber or CBSI (it being understood that, for purposes of determining the accuracy of such representations and warranties, no effect shall be given to any qualifications or exceptions in such representations and warranties relating to materiality or Material Adverse Effect);

(b)           Wilber shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with at or prior to the Closing Date;

(c)           Wilber shall have delivered to CBSI a certificate, dated the Closing Date and signed by its President and Chief Executive Officer, to the effect that the conditions set forth in paragraphs (a) and (b) of this Section have been satisfied;

(d)           CBSI shall have received an Affiliates Agreement from each Person identified as an “affiliate” of Wilber, and such Affiliates Agreement shall be in full force and effect;

(e)           Dissenters’ rights shall not have been exercised with respect to more than 2% of the outstanding shares of Wilber Common Stock;

(f)           The required regulatory approvals approving the Transactions shall contain no condition or requirement which (i) imposes obligations or conditions on Wilber or CBSI that would be more burdensome in any material respect than those contained in the written  agreement between Wilber and the OCC dated October 13, 2010 (such as by imposing a capital requirement higher than that set forth in such OCC agreement), or (ii) would likely result in a Material Adverse Effect on CBSI following the consummation of the Transactions; and

(g)           To the extent that any material lease, license, loan, financing agreement or other contract or agreement to which Wilber is a party requires the consent of or waiver from the other party thereto as a result of the Transactions, such consent or waiver shall have been obtained.

ARTICLE VII

TERMINATION, WAIVER AND AMENDMENT

7.1.           Termination.  This Agreement may be terminated at any time prior to the Effective Time, either before or after approval by the shareholders of Wilber or CBSI:

(a)           by the mutual written consent duly authorized by the respective Boards of Directors of the parties hereto;

(b)           by CBSI in writing, if Wilber has, or by Wilber in writing, if CBSI has, breached (i) any covenant or agreement contained herein or (ii) any representation or warranty contained herein, and in either case if (x) to the extent that such breach is curable, such breach has not been cured within 30 days after the date on which written notice thereof is given to the breaching party and (y) such breach would entitle the non-breaching party not to consummate the Transactions under Article VI hereof;

(c)           by any party hereto in writing, if the applications for prior approval referred to in Section 5.3 hereof have been finally denied, and the time period for appeals and requests for reconsideration has expired, or if any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

(d)           by any party hereto in writing, if the shareholders of Wilber do not approve this Agreement and the Transactions at the special meeting duly called for that purpose;

(e)           by any party hereto in writing, if the Merger shall not have been consummated by the close of business on May 31, 2011, unless the failure to so consummate by such date shall be principally due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements set forth herein;

(f)           by CBSI, if (i) the Board of Directors of Wilber shall withdraw, modify or change its approval or recommendation of this Agreement or the Transactions in a manner adverse to CBSI, or Wilber shall have failed to include in the Proxy Statement/Prospectus the recommendation of its Board of Directors in favor of the  approval of this Agreement or the Transactions; (ii) following its receipt of a Takeover Proposal or the public announcement of a Takeover Proposal, Wilber shall fail to timely comply with the covenants contained in Section 5.2; (iii) the Board of Directors of Wilber shall have recommended to the shareholders of Wilber a Superior Proposal, or Wilber shall have executed a letter of intent, a definitive agreement or similar document with respect to a Superior Proposal; (iv) a tender offer or exchange offer for 25% or more of the outstanding shares of Wilber Common Stock is commenced and Wilber shall not have sent to its shareholders, within 10 business days after the commencement of such tender or exchange offer, a statement that the Board of Directors of Wilber recommends  rejection of such tender or exchange offer; (v) a Takeover Proposal (other than a tender or exchange offer covered by clause (iv) of this Section 7.1(f)) with respect to Wilber is publicly announced and, upon CBSI’s  request, Wilber fails to issue a press release announcing its opposition to such Takeover Proposal within three (3) business days after such request; or (vi) the Board of Directors of Wilber shall have resolved to take any action described in clauses (i) and (iii) of this Section 7.1(f);

(g)           by Wilber, if the Board of Directors of Wilber shall have recommended to the shareholders of Wilber a Superior Proposal, or Wilber shall have executed a letter of intent, a definitive agreement or similar document with respect to a Superior Proposal, in each case in accordance with Section 5.15, provided that Wilber has complied with all provisions thereof.

7.2.           Effect of Termination.  In the event this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions of Sections 5.5. 7.6 and 8.1 hereof shall survive any such termination and (ii) a termination pursuant to Section 7.1 shall not relieve the breaching party from liability for any willful breach of such covenant or agreement or representation or warranty giving rise to such termination.

7.3.           Survival of Representations, Warranties and Covenants.  All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to survive or be performed after the Effective Time; provided, that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive CBSI or Wilber (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any Person, including, without limitation, any shareholder or former shareholder of either CBSI or Wilber, the aforesaid representations, warranties and covenants being material inducements to the consummation by CBSI and Wilber of the Transactions.

7.4.           Waiver.  Except where not permitted by law, CBSI or Wilber, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of Wilber) extend the time for the performance of any of the obligations or other acts of the other party, and may waive (i) any inaccuracies of such other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of such other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or (iii) the performance by such other party of any of its obligations set out herein or therein.  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed as a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

7.5.           Amendment or Supplement.  This Agreement may be amended or supplemented at any time prior to the Effective Time only by mutual agreement of the parties hereto or thereto.  Any such amendment or supplement must be in writing and approved by their respective Boards of Directors; provided, however, that, after approval of this Agreement by the respective shareholders of Wilber or CBSI, no amendment may be made which by law requires further approval by such shareholders without obtaining such further approval.

7.6.           Fee and Expenses.

(a)           Except as set forth in this Section 7.6, all fees and expenses incurred in connection with this Agreement and the Transactions (including fees and expenses of its own financial consultants, accountants and counsel) shall be paid by the party incurring such expenses, whether or not such transactions are consummated, except that CBSI and Wilber each shall bear and pay 50% of all printing and mailing costs and filing fees associated with the Registration Statement and the Proxy Statement/Prospectus and any amendment or supplement thereto.

(b)           In the event that this Agreement is terminated by CBSI or Wilber pursuant to Section 7.1(f) or (g), or by either party pursuant to Section 7.1(b), (d) or (e) after a Takeover Proposal from a third party is received by Wilber or any of its affiliates, or is made public (unless CBSI or Wilber is then in breach of its representations, warranties or covenants contained in this Agreement such that conditions set forth in Section 6.1(a) or 6.1(b) would not be satisfied, and Wilber shall have given written notice to that effect prior to such termination), then Wilber shall pay in immediately available funds to an account designated by CBSI, no later than three (3) business days after the date of such termination, a fee equal to Four Million Dollars ($4,000,000), as liquidated damages and not as a penalty.

(c)           In the event that this Agreement is terminated by either party pursuant to Section 7.1(d) prior to the time a Takeover Proposal from a third party is received by Wilber or any of its affiliates or is made public, then Wilber shall pay in immediately available funds to an account designated by CBSI, no later than three (3) business days after the date of such termination, all out-of-pocket costs and expenses (including without limitation, professional fees of legal counsel, financial advisors and accountants, and their expenses) actually incurred by CBSI and its Subsidiaries in connection with the Transactions and this Agreement, such costs and expenses not to exceed in the aggregate Five Hundred Thousand Dollars ($500,000).

ARTICLE VIII

MISCELLANEOUS

8.1.           Entire Agreement.  This Agreement contains the entire agreement between the parties with respect to the Transactions and supersede all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors.  Except as specifically set forth herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities. This Agreement shall constitute a plan of reorganization within the meaning of Section 368 of the Code.

8.2.           No Assignment.  No party hereto may assign any of its rights or obligations under this Agreement to any other Person.

8.3.           Alternative Structure.  Notwithstanding any provision of this Agreement to the contrary, CBSI may, with the written consent of Wilber, which consent shall not be unreasonably withheld, elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the acquisition of Wilber set forth herein, provided, that (i) the federal income tax consequences of any transactions created by such modification shall not be other than those set forth in Section 2.6 hereof, (ii) the consideration to be paid to the holders of the Wilber Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (iii) such modification will not materially delay or jeopardize the consummation of the Transactions.

8.4.           Notices.  All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by facsimile transmission or overnight express or by registered or certified mail, postage prepaid, addressed as follows:

If to Wilber:                          The Wilber Corporation
245 Main Street
Oneonta, New York  13820
Attention: President and Chief Executive Officer

With a required copy to:     Hinman, Howard & Kattell, LLP
106 Corporate Park Drive, Suite 317
White Plains, New York  10604
Attention:  Clifford S. Weber, Esq.

If to CBSI:                             Community Bank System, Inc.
5790 Widewaters Parkway
Dewitt, New York  13214
Attention: President and Chief Executive Officer

With a required copy to:    Bond, Schoeneck & King, PLLC
One Lincoln Center
Syracuse, New York  13202
Attention: Ronald C. Berger, Esq.

8.5.           Captions.  The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

8.6.           Counterparts.  This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.7.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and entirely to be performed within such jurisdiction, except to the extent federal law may be applicable.

8.8.           WAIVER OF JURY TRIAL.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL  RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

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1759262.3

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first above written.

COMMUNITY BANK SYSTEM, INC.

By: /s/ Mark E. Tryniski
Name: Mark E. Tryniski
Title: President and Chief Executive Officer

THE WILBER CORPORATION

By: /s/ Alfred S. Whittet
Name: Alfred S. Whittet
Title: President and Chief Executive Officer

1759262.3

EXHIBIT A

Form of Voting Agreement

VOTING AGREEMENT

This Voting Agreement, dated as of October __, 2010 (this “Agreement”), is by and among Community Bank System, Inc., a Delaware corporation (“CBSI”), and the undersigned shareholder (the “Shareholder”) of The Wilber Corporation (“Wilber”).

RECITALS

A.           Concurrently with the execution of this Agreement, CBSI and Wilber entered into an Agreement and Plan of Merger (the “Merger Agreement”) which provides for the merger (the “Merger”) of Wilber with and into CBSI.  Pursuant to the Merger, shares of capital stock of Wilber will be converted into merger consideration, consisting of cash and shares of common stock of CBSI, on the basis set forth in the Merger Agreement.

B.           The Shareholder has the legal power to vote, or to direct the voting of (by law, contract or otherwise), the shares of the outstanding common stock of Wilber indicated on the final page of this Agreement (the “Shares”).

C.           As a material inducement to enter into the Merger Agreement, CBSI desires the Shareholder to agree, and the Shareholder is willing to agree, to vote or cause to be voted, as the case may be, the Shares and any other such shares of capital stock of Wilber subsequently acquired by the Shareholder so as to facilitate consummation of the Merger as provided in this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.           Agreement to Vote Shares; Additional Purchases.

1.1           Agreement to Vote Shares.  At every meeting of the shareholders of Wilber called with respect to the approval of the Merger Agreement and/or the Merger, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of Wilber with respect to the approval of the Merger Agreement and/or the Merger, the Shareholder shall vote, or cause to be voted, the Shares and any New Shares (as defined below) in favor of adoption and approval of the Merger Agreement and the Merger.

1.2           Agreement to Retain Shares.  The Shareholder shall not transfer, sell, exchange, pledge or otherwise dispose of or encumber the Shares or any New Shares; provided, however, that the Shareholder may transfer the Shares if the transferee, prior to such transfer, executes a voting agreement with respect to the Shares to be transferred, substantially in the form of this Agreement, and provides such executed agreement to CBSI.

1.3           Additional Purchases.  The Shareholder agrees that any shares (“New Shares”) of capital stock of Wilber that the Shareholder purchases or with respect to which the Shareholder otherwise acquires the power to vote, or to direct the voting, after the execution of this Agreement and prior to the Expiration Date (as defined below) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

2.           Representations and Warranties of the Shareholder.  The Shareholder (i) has the legal power and authority to vote, or to direct the voting of, the Shares, which at the date hereof are (except to the extent set forth in a schedule delivered herewith) free and clear of any liens, options, security interests or other similar encumbrances; (ii) does not possess the right to vote, or to direct the voting of, any shares of capital stock of Wilber other than the Shares; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement.

3.           Additional Documents.  The Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary, including a proxy, in the reasonable opinion of CBSI, to carry out the purpose of this Agreement.

4.           Consent and Waiver.  Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Shareholder is a party or pursuant to any rights Shareholder may have.

5.           Termination.  This Agreement shall terminate and shall have no further force or effect as of the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, or (ii) such date and time as the Merger Agreement shall have been terminated pursuant to Article VII thereof (the “Expiration Date”).

6.           Miscellaneous.

6.1           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6.2           Binding Effect and Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without prior written consent of the other parties.

6.3           Amendments and Modification.  This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

6.4           Specific Performance; Injunctive Relief.  The parties hereto acknowledge that CBSI will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholder set forth herein.  Therefore, it is agreed that, in addition to any other remedies that may be available to CBSI upon any such violation, CBSI shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to CBSI at law or in equity.

6.5           Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be effective (i) when delivered, if delivered by hand, (ii) the next business day, if sent by nationally recognized overnight delivery specifying next day delivery, or (iii) three business days after depositing in the United States mails, if sent by certified mail, postage prepaid, receipt requested, in each case, addressed to a party’s address set forth below:

If to CBSI:

Community Bank System, Inc.
5790 Widewaters Parkway
Dewitt, New York  13214
Attention: President and Chief Executive Officer

With a required copy to:

Bond, Schoeneck & King, PLLC
One Lincoln Center
Syracuse, New York 13202
Attention: Ronald C. Berger, Esq.

If to the Shareholder:  To the address for notice set forth on the last page hereof.

With a required copy to:

Hinman, Howard & Kattell, LLP
106 Corporate Park Drive, Suite 317
White Plains, New York  10604
Attention: Clifford S. Weber

or to such other address as any party may have furnished to the other in writing in accordance herewith.

6.6           Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without regard to the principles of conflict of laws thereof).

6.7           Entire Agreement.  This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

6.8           Counterparts.  This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

6.9           Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

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1759262.3

IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

COMMUNITY BANK SYSTEM, INC.

By: ___________________________________
Mark E. Tryniski
President and Chief Executive Officer

SHAREHOLDER:

By: ___________________________________

By: ___________________________________
(All owners must sign if shares are jointly owned)

Shareholder’s Address for Notice:

____________________________________

____________________________________

____________________________________

________ Shares of Wilber Common Stock over which the Shareholder has the legal power to vote or direct the voting.

1759262.3

EXHIBIT B

Illustration of Application of Section 2.2(f)(i)

Assuming there are 10,719,382 shares of Wilber Common Stock outstanding on the Effective Date , if (w) there are 10,000 shares entitled to receive Merger Consideration in the form of cash pursuant to Section 2.2(f)(iv), (x) there are no Dissenting Shares, (y) the holders of 2,000,000 shares exercise the All Cash Election, and (z) the holders of 1,000,000 shares exercise the Mixed Election, a total of 3,010,000 shares will have elected or be entitled to receive cash, which exceeds 2,143,876 shares (representing 20% of the outstanding shares).  In such event, 866,124 shares (the excess above 20%) will be converted from the All Cash Election to the All Stock Election.  This conversion will be accomplished by reducing the number of shares tendered by each holder electing the All Cash Election by 43.31% (the quotient obtained by dividing 866,124 by 2,000,000) and adding those shares to the All Stock Election.

1759262.3

EXHIBIT C

Form of Affiliates Agreement

October ___, 2010

Community Bank System, Inc.
5790 Widewaters Parkway
Dewitt, New York  13214

Dear Ladies and Gentlemen:

The undersigned is a director, executive officer and/or 10%-or-greater shareholder of The Wilber Corporation, a New York corporation (the “Company”), and is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of such number of shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) as is indicated on the last page hereof.

The undersigned has been made aware that the Company and Community Bank System, Inc., a Delaware corporation (“CBSI”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for certain transactions pursuant to which the Company would be merged with and into CBSI (the “Merger”).  In order to induce CBSI to consummate the Merger, the undersigned agrees and undertakes, in his or her capacity as a shareholder of the Company, as follows:

1.           Covenants under Rule 145.

(a)           The undersigned has been advised that the issuance of shares of common stock, par value $1.00 per share, of CBSI issuable to the undersigned pursuant to the Merger (“CBSI Common Shares”) will be registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (the “Registration Statement”).  The undersigned has also been advised that the undersigned may be deemed an “affiliate” of the Company at the time the Merger is submitted to a vote of the shareholders of the Company, as the term “affiliate” is used in Rule 145 under the Securities Act, and as such, will be subject to Rule 145 promulgated under the Securities Act.  Accordingly, the undersigned agrees that, subject to CBSI’s compliance with its obligations herein, he or she will not sell or otherwise dispose of any CBSI Common Shares, except (i) in accordance with Rule 145(d) promulgated under the Securities Act, (ii) at such time as a registration statement under the Securities Act covering resales of such CBSI Common Shares is effective, or (iii) in a transaction which, in the opinion of counsel reasonably satisfactory to CBSI (which opinion may be based upon a “no-action” or interpretative letter from the staff of the SEC), is not required to be registered under the Securities Act.

Generally speaking, this means that, in any given three month period the undersigned may not sell or otherwise dispose of a number of CBSI Common Shares which exceeds the greater of (i) 1% of the then outstanding number of CBSI Common Shares, or (ii) the average weekly trading volume of CBSI Common Shares during the four weeks preceding the sale.  In addition, any CBSI Common Shares must be sold in a brokers’ transaction or in a direct transaction with a market maker.  The restrictions discussed in this paragraph are only applicable for a one year period following the closing of the Merger, unless the undersigned becomes an “affiliate” of CBSI as a result of the Merger or otherwise, in which case the undersigned will continue to be subject to similar restrictions under Rule 144 promulgated under the Securities Act.

(b)           The undersigned understands and agrees that: (i) CBSI is under no obligation to register the sale, transfer or other disposition of the CBSI Common Shares under the Securities Act and any applicable state securities laws, except pursuant to the Registration Statement which will cover only the primary issuance of the CBSI Common Shares in the Merger; (ii) stop transfer instructions will be given to the transfer agent of CBSI with respect to the CBSI Common Shares and there will be placed on the certificate(s) representing such stock, or any certificate(s) delivered in substitution therefor, a legend stating in substance:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH RULE 145(d) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE ACT.”

Unless the transfer by the undersigned is a sale made in conformity with the provisions of Rule 145(d), or is made pursuant to a registration statement under the Securities Act or the stop transfer instructions or legends have previously been terminated or removed, CBSI reserves the right to put an appropriate Securities Act legend on the certificate issued to a transferee of the undersigned.  CBSI agrees that the stop transfer instructions and legends referred to above shall be promptly terminated or removed if the undersigned or any permissible transferee shall have delivered to CBSI a copy of a letter from the staff of the SEC or an opinion of counsel with recognized expertise in securities law matters, in form and substance reasonably satisfactory to CBSI, to the effect that such instructions and legends are not required for the purposes of the Securities Act.

2.           Termination.  This Agreement shall terminate and shall have no further force or effect only as of such date and time as the Merger Agreement shall have been terminated pursuant to its terms.

3.   Remedies.  The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, CBSI shall be entitled to seek temporary and permanent injunctive relieve without the necessity of proving monetary damages or posting a bond.

4.           Enforcement.  The undersigned represents that he or she has the capacity to enter into this Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditor’s rights and general equitable principles.

5.           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6.           Current Public Information.  CBSI agrees, by accepting this letter, that for a period of two years after the Effective Time of the Merger (or such other period as may be required by Rule 145) and thereafter three months after the undersigned ceases to be an affiliate of CBSI (if applicable) and so long as CBSI has any class of equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended; CBSI will make publicly available with respect to itself “adequate current public information” as defined in paragraph (c) of Rule 144 under the Securities Act.

7.           No Admission.  Execution of this letter shall not be construed as an admission on the undersigned’s part that he or she is an “affiliate” of the Company as described in this letter or as a waiver of any rights that undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

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1750989.10

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date of first above written.

Very truly yours,

___________________________________
Name:

________ shares of the Company Common Stock Owned.

Accepted and agreed to as of the date first above written:

COMMUNITY BANK SYSTEM, INC.

By:___________________________________
Name: Mark E. Tryniski
Title: President and Chief Executive Officer

1750989.10